                                                                  EXHIBIT 10.3


                                                                  Conformed Copy


================================================================================


                                ATC TOWER CORP.


                                CREDIT AGREEMENT


                          Dated as of October 11, 1996


                    THE FIRST NATIONAL BANK OF BOSTON, Agent


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
1.       Definitions; Certain Rules of Construction . . . . . . . . . . . . .  1
2.       The Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         2.1.    Revolving Credit . . . . . . . . . . . . . . . . . . . . . . 28
                 2.1.1.   Revolving Loan  . . . . . . . . . . . . . . . . . . 28
                 2.1.2.   Maximum Amount of Revolving Credit  . . . . . . . . 28
                 2.1.3.   Borrowing Requests  . . . . . . . . . . . . . . . . 30
                 2.1.4.   Revolving Notes . . . . . . . . . . . . . . . . . . 30
         2.2.    Term Credit  . . . . . . . . . . . . . . . . . . . . . . . . 30
                 2.2.1.   Term Loan . . . . . . . . . . . . . . . . . . . . . 30
                 2.2.2.   Term Notes  . . . . . . . . . . . . . . . . . . . . 31
         2.3.    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . 31
                 2.3.1.   Issuance of Letters of Credit . . . . . . . . . . . 31
                 2.3.2.   Requests for Letters of Credit  . . . . . . . . . . 31
                 2.3.3.   Form and Expiration of Letters of Credit  . . . . . 31
                 2.3.4.   Lenders' Participation in Letters of Credit . . . . 32
                 2.3.5.   Presentation  . . . . . . . . . . . . . . . . . . . 32
                 2.3.6.   Payment of Drafts . . . . . . . . . . . . . . . . . 32
                 2.3.7.   Uniform Customs and Practice  . . . . . . . . . . . 32
                 2.3.8.   Subrogation . . . . . . . . . . . . . . . . . . . . 34
                 2.3.9.   Modification, Consent, etc. . . . . . . . . . . . . 34
         2.4.    Application of Proceeds  . . . . . . . . . . . . . . . . . . 34
                 2.4.1.   Revolving Loan  . . . . . . . . . . . . . . . . . . 34
                 2.4.2.   Term Loan . . . . . . . . . . . . . . . . . . . . . 34
                 2.4.3.   Letters of Credit . . . . . . . . . . . . . . . . . 35
                 2.4.4.   Specifically Prohibited Applications  . . . . . . . 35
         2.5.    Nature of Obligations of Lenders to Make Extensions of
                 Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
3.       Interest; Eurodollar Pricing Options; Fees . . . . . . . . . . . . . 35
         3.1.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         3.2.    Eurodollar Pricing Options . . . . . . . . . . . . . . . . . 36
                 3.2.1.   Election of Eurodollar Pricing Options  . . . . . . 36
                 3.2.2.   Notice to Lenders and Company . . . . . . . . . . . 36
                 3.2.3.   Selection of Eurodollar Interest Periods  . . . . . 37
                 3.2.4.   Additional Interest . . . . . . . . . . . . . . . . 37
                 3.2.5.   Violation of Legal Requirements . . . . . . . . . . 38
                 3.2.6.   Funding Procedure . . . . . . . . . . . . . . . . . 38
         3.3.    Commitment Fees  . . . . . . . . . . . . . . . . . . . . . . 38
         3.4.    Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . 39
         3.5.    Changes in Circumstances; Yield Protection . . . . . . . . . 39
                 3.5.1.   Reserve Requirements, etc . . . . . . . . . . . . . 39

                                                                            Page
                 3.5.2.   Taxes . . . . . . . . . . . . . . . . . . . . . . . 39
                 3.5.3.   Capital Adequacy  . . . . . . . . . . . . . . . . . 40
                 3.5.4.   Regulatory Changes  . . . . . . . . . . . . . . . . 40
                 3.5.5.   Compensation Claims . . . . . . . . . . . . . . . . 40
                 3.5.6.   Mitigation  . . . . . . . . . . . . . . . . . . . . 41
         3.6.    Computations of Interest and Fees  . . . . . . . . . . . . . 41
4.       Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         4.1.    Payment at Maturity  . . . . . . . . . . . . . . . . . . . . 41
         4.2.    Scheduled Required Prepayments . . . . . . . . . . . . . . . 41
         4.3.    Contingent Required Prepayments  . . . . . . . . . . . . . . 42
                 4.3.1.   Excess Credit Exposure  . . . . . . . . . . . . . . 42
                 4.3.2.   Excess Cash Flow  . . . . . . . . . . . . . . . . . 42
                 4.3.3.   Net Asset Sale Proceeds . . . . . . . . . . . . . . 42
                 4.3.4.   Net Debt Proceeds . . . . . . . . . . . . . . . . . 43
                 4.3.5.   Net Equity Proceeds . . . . . . . . . . . . . . . . 43
         4.4.    Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . 43
         4.5.    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . 43
         4.6.    Reborrowing; Application of Payments, etc. . . . . . . . . . 44
                 4.6.1.   Reborrowing . . . . . . . . . . . . . . . . . . . . 44
                 4.6.2.   Order of Application  . . . . . . . . . . . . . . . 44
                 4.6.3.   Payment with Accrued Interest, etc  . . . . . . . . 44
                 4.6.4.   Payments for Lenders  . . . . . . . . . . . . . . . 44
5.       Conditions to Extending Credit . . . . . . . . . . . . . . . . . . . 44
         5.1.    Conditions on Initial Closing Date . . . . . . . . . . . . . 45
                 5.1.1.  Notes  . . . . . . . . . . . . . . . . . . . . . . . 45
                 5.1.2.   Payment of Fees . . . . . . . . . . . . . . . . . . 45
                 5.1.3.   Legal Opinions  . . . . . . . . . . . . . . . . . . 45
                 5.1.4.   Security Agreement  . . . . . . . . . . . . . . . . 45
                 5.1.5.   Perfection of Security  . . . . . . . . . . . . . . 45
                 5.1.6.   Master Subordination Agreement  . . . . . . . . . . 46
                 5.1.7.   Guarantee Agreement.  . . . . . . . . . . . . . . . 46
                 5.1.8.   Parent Pledge Agreement . . . . . . . . . . . . . . 46
                 5.1.9.   Prime Acquisition . . . . . . . . . . . . . . . . . 46
                 5.1.10.   Solvency, etc. . . . . . . . . . . . . . . . . . . 47
                 5.1.13.   Proper Proceedings . . . . . . . . . . . . . . . . 47
                 5.1.14.   General  . . . . . . . . . . . . . . . . . . . . . 48
         5.2.    Conditions to Each Extension of Credit . . . . . . . . . . . 48
                 5.2.1.   Officer's Certificate . . . . . . . . . . . . . . . 48
                 5.2.2.   Legality, etc . . . . . . . . . . . . . . . . . . . 48
6.       General Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . 48

                                                                            Page
         6.1.    Taxes and Other Charges; Accounts Payable. . . . . . . . . . 48
                 6.1.1.   Taxes and Other Charges . . . . . . . . . . . . . . 49
                 6.1.2.   Accounts Payable  . . . . . . . . . . . . . . . . . 49
         6.2.    Conduct of Business, etc.  . . . . . . . . . . . . . . . . . 49
                 6.2.1.   Types of Business . . . . . . . . . . . . . . . . . 49
                 6.2.2.   Maintenance of Properties.  . . . . . . . . . . . . 49
                 6.2.3.   Statutory Compliance  . . . . . . . . . . . . . . . 50
                 6.2.4.   Compliance with Material Agreements . . . . . . . . 50
         6.3.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 6.3.1.   Property Insurance  . . . . . . . . . . . . . . . . 50
                 6.3.2.   Liability Insurance . . . . . . . . . . . . . . . . 50
         6.4.    Financial Statements and Reports . . . . . . . . . . . . . . 51
                 6.4.1.   Annual Reports  . . . . . . . . . . . . . . . . . . 51
                 6.4.2.   Quarterly Reports . . . . . . . . . . . . . . . . . 52
                 6.4.3.   Monthly Reports.  . . . . . . . . . . . . . . . . . 53
                 6.4.4.   Future Towers . . . . . . . . . . . . . . . . . . . 53
                 6.4.5.   Other Reports . . . . . . . . . . . . . . . . . . . 53
                 6.4.6.   Notice of Litigation, Defaults, etc . . . . . . . . 54
                 6.4.7.   ERISA Reports . . . . . . . . . . . . . . . . . . . 54
                 6.4.8.   Other Information . . . . . . . . . . . . . . . . . 55
         6.5.    Certain Financial Tests  . . . . . . . . . . . . . . . . . . 55
                 6.5.1.   Consolidated EBITDA to Consolidated Interest
                          Expense . . . . . . . . . . . . . . . . . . . . . . 55
                 6.5.2.   Consolidated Annualized EBITDA to Consolidated Pro
                          Forma Debt Service  . . . . . . . . . . . . . . . . 55
                 6.5.3.   Consolidated EBITDA to Consolidated Fixed
                          Charges . . . . . . . . . . . . . . . . . . . . . . 56
                 6.5.4.   Consolidated Senior Debt to Consolidated
                          Annualized EBITDA . . . . . . . . . . . . . . . . . 56
                 6.5.5.   Consolidated Total Debt to Consolidated
                          Annualized EBITDA . . . . . . . . . . . . . . . . . 56
                 6.5.6.   Tower Construction Debt . . . . . . . . . . . . . . 57
         6.6.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . 57
         6.7.    Guarantees; Letters of Credit  . . . . . . . . . . . . . . . 59
         6.8.    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         6.9.    Investments and Acquisitions . . . . . . . . . . . . . . . . 60
         6.10.   Distributions  . . . . . . . . . . . . . . . . . . . . . . . 61
         6.11.   Asset Dispositions and Mergers . . . . . . . . . . . . . . . 62
         6.12.   Issuance of Stock by Subsidiaries; Subsidiary
                 Distributions  . . . . . . . . . . . . . . . . . . . . . . . 63
                 6.12.1.   Issuance of Stock by Subsidiaries  . . . . . . . . 63
                 6.12.2.   No Restrictions on Subsidiary Distributions  . . . 63
         6.13.   Voluntary Prepayments of Other Indebtedness  . . . . . . . . 63
         6.14.   Derivative Contracts . . . . . . . . . . . . . . . . . . . . 64
         6.15.   Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . 64

                                                                            Page
         6.16.   ERISA, etc.  . . . . . . . . . . . . . . . . . . . . . . . . 64
         6.17.   Transactions with Affiliates . . . . . . . . . . . . . . . . 64
         6.18.   Interest Rate Protection . . . . . . . . . . . . . . . . . . 64
         6.19.   Environmental Laws . . . . . . . . . . . . . . . . . . . . . 65
                 6.19.1.   Compliance with Law and Permits  . . . . . . . . . 65
                 6.19.2.   Notice of Claims, etc  . . . . . . . . . . . . . . 65
7.       Representations and Warranties . . . . . . . . . . . . . . . . . . . 65
         7.1.    Organization and Business  . . . . . . . . . . . . . . . . . 65
                 7.1.1.   The Company . . . . . . . . . . . . . . . . . . . . 65
                 7.1.2.   Subsidiaries  . . . . . . . . . . . . . . . . . . . 66
                 7.1.3.   Qualification . . . . . . . . . . . . . . . . . . . 66
                 7.1.4.   Capitalization  . . . . . . . . . . . . . . . . . . 66
         7.2.    Financial Statements and Other Information; Material
                 Agreements   . . . . . . . . . . . . . . . . . . . . . . . . 66
                 7.2.1.   Financial Statements and Other Information  . . . . 66
                 7.2.2.   Material Agreements . . . . . . . . . . . . . . . . 68
         7.3.    Agreements Relating to Financing Debt, Investments, etc. . . 68
         7.4.    Changes in Condition . . . . . . . . . . . . . . . . . . . . 68
         7.5.    Title to Assets  . . . . . . . . . . . . . . . . . . . . . . 68
         7.6.    Operations in Conformity With Law, etc . . . . . . . . . . . 68
         7.7.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.8.    Authorization and Enforceability . . . . . . . . . . . . . . 69
         7.9.    No Legal Obstacle to Agreements  . . . . . . . . . . . . . . 69
         7.10.   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         7.11.   Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . 70
         7.12.   Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . 71
         7.13.   Certain Business Representations . . . . . . . . . . . . . . 71
                 7.13.1.   Labor Relations  . . . . . . . . . . . . . . . . . 71
                 7.13.2.   Antitrust  . . . . . . . . . . . . . . . . . . . . 71
                 7.13.3.   Tower Sites  . . . . . . . . . . . . . . . . . . . 71
                 7.13.4.   Real Property Leases . . . . . . . . . . . . . . . 71
                 7.13.5.   Operation and Maintenance of Equipment . . . . . . 72
                 7.13.6.   FCC and FAA Matters  . . . . . . . . . . . . . . . 72
         7.14.   Environmental Regulations  . . . . . . . . . . . . . . . . . 73
                 7.14.1.   Environmental Compliance . . . . . . . . . . . . . 73
                 7.14.2.   Environmental Litigation . . . . . . . . . . . . . 73
                 7.14.3.   Hazardous Material . . . . . . . . . . . . . . . . 73
                 7.14.4.   Environmental Condition of Properties  . . . . . . 74
         7.15.   Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . 74
         7.16.   Prime Acquisition Agreement, etc . . . . . . . . . . . . . . 74
         7.17.   Foreign Trade Regulations; Government Regulation;
                 Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . 74

                                                                            Page
                 7.17.1.   Foreign Trade Regulations  . . . . . . . . . . . . 74
                 7.17.2.   Government Regulation  . . . . . . . . . . . . . . 75
                 7.17.3.   Margin Stock . . . . . . . . . . . . . . . . . . . 75
         7.18.   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 75
8.       Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         8.1.    Events of Default  . . . . . . . . . . . . . . . . . . . . . 75
                 8.1.1.   Payment . . . . . . . . . . . . . . . . . . . . . . 75
                 8.1.2.   Specified Covenants . . . . . . . . . . . . . . . . 75
                 8.1.3.   Other Covenants . . . . . . . . . . . . . . . . . . 75
                 8.1.4.   Representations and Warranties  . . . . . . . . . . 76
                 8.1.5.   Cross Default, etc. . . . . . . . . . . . . . . . . 76
                 8.1.6.   Ownership; Liquidation; etc.  . . . . . . . . . . . 76
                 8.1.7.   Enforceability, etc.  . . . . . . . . . . . . . . . 77
                 8.1.8.   Judgments . . . . . . . . . . . . . . . . . . . . . 77
                 8.1.9.   ERISA . . . . . . . . . . . . . . . . . . . . . . . 77
                 8.1.10.   Bankruptcy, etc. . . . . . . . . . . . . . . . . . 78
         8.2.    Certain Actions Following an Event of Default  . . . . . . . 78
                 8.2.1.   Terminate Obligation to Extend Credit . . . . . . . 78
                 8.2.2.   Specific Performance; Exercise of Rights  . . . . . 79
                 8.2.3.   Acceleration  . . . . . . . . . . . . . . . . . . . 79
                 8.2.4.   Enforcement of Payment; Credit Security; Setoff . . 79
                 8.2.5.   Cumulative Remedies . . . . . . . . . . . . . . . . 79
         8.3.    Annulment of Defaults  . . . . . . . . . . . . . . . . . . . 79
         8.4.    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . 80
9.       Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . 80
         9.1.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 80
         9.2.    General Indemnity  . . . . . . . . . . . . . . . . . . . . . 81
         9.3.    Indemnity With Respect to Letters of Credit  . . . . . . . . 81
10.      Operations; Managing Agent . . . . . . . . . . . . . . . . . . . . . 82
         10.1.   Interests in Credits . . . . . . . . . . . . . . . . . . . . 82
         10.2.   Agents' Authority to Act, etc  . . . . . . . . . . . . . . . 82
         10.3.   Company to Pay Managing Agent, etc . . . . . . . . . . . . . 82
         10.4.   Lender Operations for Advances, Letters of Credit, etc . . . 82
                 10.4.1.   Advances . . . . . . . . . . . . . . . . . . . . . 82
                 10.4.2.   Letters of Credit  . . . . . . . . . . . . . . . . 83
                 10.4.3.   Managing Agent to Allocate Payments, etc.  . . . . 83
                 10.4.4.   Delinquent Lenders; Nonperforming Lenders  . . . . 83
         10.5.   Sharing of Payments, etc.  . . . . . . . . . . . . . . . . . 84
         10.6.   Amendments, Consents, Waivers, etc . . . . . . . . . . . . . 85
         10.7.   Agent's Resignation  . . . . . . . . . . . . . . . . . . . . 86

                                                                            Page
                 10.8.    Concerning the Agents . . . . . . . . . . . . . . . 86
                 10.8.1.   Action in Good Faith, etc  . . . . . . . . . . . . 86
                 10.8.2.   No Implied Duties, etc.  . . . . . . . . . . . . . 87
                 10.8.3.   Validity, etc. . . . . . . . . . . . . . . . . . . 87
                 10.8.4.   Compliance . . . . . . . . . . . . . . . . . . . . 87
                 10.8.5.   Employment of Agents and Counsel . . . . . . . . . 87
                 10.8.6.   Reliance on Documents and Counsel  . . . . . . . . 88
                 10.8.7.  Agent's Reimbursement . . . . . . . . . . . . . . . 88
         10.9.   Rights as a Lender . . . . . . . . . . . . . . . . . . . . . 88
         10.10.  Independent Credit Decision  . . . . . . . . . . . . . . . . 88
         10.11.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . 89
11.      Successors and Assigns; Lender Assignments and Participations  . . . 89
         11.1.   Assignments by Lenders . . . . . . . . . . . . . . . . . . . 89
                 11.1.1.   Assignees and Assignment Procedures  . . . . . . . 90
                 11.1.2.   Terms of Assignment and Acceptance . . . . . . . . 91
                 11.1.3.   Register . . . . . . . . . . . . . . . . . . . . . 91
                 11.1.4.   Acceptance of Assignment and Assumption  . . . . . 92
                 11.1.5.   Federal Reserve Bank . . . . . . . . . . . . . . . 92
                 11.1.6.   Further Assurances . . . . . . . . . . . . . . . . 92
         11.2.   Credit Participants  . . . . . . . . . . . . . . . . . . . . 92
         11.3.   Replacement of Lender  . . . . . . . . . . . . . . . . . . . 93
12.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . 94
13.      Foreign Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . 95
14.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
15.      Course of Dealing; Amendments and Waivers  . . . . . . . . . . . . . 96
16.      Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
17.      Venue; Service of Process  . . . . . . . . . . . . . . . . . . . . . 97
18.      Maximum Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 97
         18.1.   No Interest in Excess of Maximum Interest  . . . . . . . . . 97
         18.2.   Incorporation by Reference . . . . . . . . . . . . . . . . . 98
         18.3.   Changes in Usury Laws  . . . . . . . . . . . . . . . . . . . 98
19.      WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . 99
20.      DTPA WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
21.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99

                                ATC TOWER CORP.

                                CREDIT AGREEMENT


         This Agreement, dated as of October 11, 1996, is among ATC Tower Corp., a Delaware corporation, the Subsidiaries of ATC Tower Corp. from time to time party hereto, the Lenders from time to time party hereto, The First National Bank of Boston, both in its capacity as a Lender and in its capacity as Managing Agent for itself and the other Lenders, and Wells Fargo Bank (Texas) National Association, both in its capacity as a Lender and in its capacity as Collateral Agent for itself and the other Lenders. The parties agree as follows:

         Recitals: This Agreement amends and restates the Credit Agreement dated as of October 12, 1994, as amended and restated as of December 28, 1995, as in effect on the date hereof immediately prior to giving effect to this Agreement, among the Company (as successor to Bowen-Smith Corp.), Wells Fargo Bank (Texas) National Association (as successor to First Interstate Bank of Texas, N.A.), as agent, and certain other lenders (the "Prior Credit Agreement"). Pursuant to this Agreement, the Lenders are extending to the Company a $23,000,000 revolving credit facility, including a $1,000,000 sub-allotment for Letters of Credit, and a $37,000,000 term loan facility. All the credit facilities mature on October 10, 2003. These credit facilities are guaranteed by the Parent, ATC Holdings and the Company's Subsidiaries and are secured by liens on substantially all the assets of the Company and its Subsidiaries, including Towers that contribute at least 80% of Consolidated Revenues. The proceeds of these credit facilities may be used to acquire Towers from Prime on the Initial Closing Date, to acquire and construct additional Towers and for general corporate purposes as provided herein.

1.       Definitions; Certain Rules of Construction.   Certain capitalized
terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

         1.1. "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

         1.2.      "Affected Lender" is defined in Section 11.3.

         1.3. "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person) and (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

         1.4.      "Agent" means each of the Managing Agent and the Collateral
Agent.

         1.5. "Agreement" means this Credit Agreement as from time to time amended, modified and in effect.

         1.6. "Applicable Margin" means (a) through December 31, 1996, the highest applicable percentage rate set forth below and (b) during any month thereafter, the percentage in the table below set opposite the ratio which (i) Consolidated Total Debt on the last day of the most recent fiscal quarter for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2 prior to the beginning of such month bore to (ii) Consolidated Annualized EBITDA for the most recent fiscal quarter ended on the day referred to in clause (i) above:


Ratio of Consolidated Total Debt                       Base Rate                        Eurodollar
to Consolidated Annualized EBITDA                  Applicable Margin                 Applicable Margin
---------------------------------                  -----------------                 -----------------
Greater than or equal to 500%                             1 .75%                              2.75%

Less than 500% but greater than or
equal to 450%                                             1 .50%                              2.50%

Less than 450% but greater than or
equal to 400%                                             1 .00%                              2.00%

Less than 400% but greater than or
equal to 350%                                             0 .50%                              1.50%

Less than 350%                                            0 .25%                              1.25%

         1.7.      "Applicable Rate" means, at any date, the sum of:

                   (a) (i) with respect to each portion of the Loan subject to a Eurodollar Pricing Option, the sum of the Applicable Margin plus the Eurodollar Rate with respect to such Eurodollar Pricing Option;

                             (ii) with respect to each other portion of the Loan, the sum of the Applicable Margin plus the Base Rate;

         plus       (b)   an additional 2% effective on the day the Managing
                   Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3;

provided, however, that (A) in no event shall the Applicable Rate exceed the Maximum Rate, and (B) if at any time the Applicable Rate as described above without giving effect to the foregoing clause (A) shall exceed the Maximum Rate and thereafter shall become less than the Maximum Rate, the Applicable Rate shall be the Maximum Rate until the Lenders shall have received the amount of interest that the Lenders would have received on the Credit Obligations if the Applicable Rate had not been limited to the Maximum Rate during the period of time the Applicable Rate as described above without giving effect to the foregoing clause (A) exceeded the Maximum Rate.

         1.8.      "Assignee" is defined in Section 11.1.1.

         1.9.      "Assignment and Acceptance" is defined in Section 11.1.1.

         1.10. "Assignment of Leases" means a collateral assignment of Leases, leasehold mortgage or leasehold deeds of trust executed by the Company on October 12, 1994 and subsequently executed or to be executed in respect of Towers in favor of the Collateral Agent or the Managing Agent for the benefit of the Lenders, in form and substance satisfactory to the Required Lenders, in each case as the same may be renewed, modified, extended, supplemented or rearranged, at any time and from time to time.

         1.11. "Assignment of License Agreements" means a collateral assignment of each License Agreement executed by the Company on October 12, 1994 in favor of the Collateral Agent or the Managing Agent for the benefit of the Lenders, in form and substance satisfactory to the Required Lenders, as the same may be renewed, modified, extended, supplemented or rearranged, at any time and from time to time.

         1.12. "ATC Holdings" means ATC Holdings Corp., a Delaware corporation.

         1.13. "Banc One" means Banc One Capital Partners II, Limited Liability Company, an Ohio limited liability company (the successor to Banc One Capital Partners II, Limited Partnership).

         1.14.     "Bank of Boston" means The First National Bank of Boston.

         1.15. "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York.

         1.16.     "Bankruptcy Code" means Title 11 of the United States Code.

         1.17. "Bankruptcy Default" means an Event of Default referred to in Section 8.1.10.

         1.18. "Base Rate" means, on any date, the greater of (a) the rate of interest announced by Bank of Boston at the Boston Office as its Base Rate or (b) the sum of 1/2% plus the Federal Funds Rate.

         1.19. "Boston Office" means the principal banking office of Bank of Boston in Boston, Massachusetts.

         1.20. "Bowen Subordinated Debt" means the Company's 10 1/2% Subordinated Indebtedness in the aggregate original principal amount of $3,000,000 due October 15, 2002, payable to Max Bowen Enterprises and subordinated to the Credit Obligations pursuant to the Bowen Subordination Agreement.

         1.21. "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

         1.22. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed; provided, however, that in no event will Capital Expenditures include Tower construction and acquisition costs to the extent not prohibited by Section 6.9.

         1.23. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         1.24. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         1.25.     "Cash Equivalents" means:

                   (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of 180 days or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $300,000,000 or issued by any Lender;

                   (b) corporate obligations having a maturity of 180 days or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

                   (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than 180 days or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within 180 days from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least AAA by Moody's or AAA by S&P; and

                   (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

         1.26. "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         1.27. "CERCLIS" means the federal Comprehensive Environmental Response Compensation Liability Information System List (or any successor document) issued under CERCLA.

         1.28. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

         1.29. "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1, 2.2 or 2.3.

         1.30.     "Code" means the federal Internal Revenue Code of 1986.

         1.31. "Collateral Agent" means Wells Fargo in its capacity as collateral agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 10.7.

         1.32. "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The original Commitments are set forth in Exhibit 10.1 and the current Commitments are recorded from time to time in the Register.

         1.33. "Commitment Fee Rate" means, with respect to any Payment Date or the Final Maturity Date, (a) 0.500% in the event Consolidated Total Debt as of the end of the most recent fiscal quarter for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.1 or 6.4.2 equals or exceeds 400% of Consolidated Annualized EBITDA for such quarter and (b) 0.375% in all other events.

         1.34.     "Communications Act" means the federal Communications Act of
1934.

         1.35.     "Company" means ATC Tower Corp., a Delaware corporation.

         1.36. "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.8, 6.6.14, 6.9.6, 6.10.2, 6.10.3, 6.10.4, 6.10.5, 6.11.5, 6.11.6, 6.11.7 and 6.16.

         1.37. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

         1.38. "Consolidated Annualized EBITDA" means, for any period, 400% of Consolidated EBITDA for the most recent fiscal quarter ending in such period.

         1.39.     "Consolidated EBITDA" means, for any period, the total of:

                   (a)    Consolidated Net Income;

            plus   (b)    all amounts deducted in computing such Consolidated
                          Net Income in respect of:

                             (i) depreciation, amortization and other non-cash charges,

                             (ii) interest on, and commitment fees with respect to, Indebtedness (including payments in the nature of interest under Capitalized Leases and Interest Rate Protection Agreements),

                             (iii)     taxes based upon or measured by net
                   income, and

                             (iv)      up to $150,000 per fiscal year in
                   consulting payments to Max Bowen;

         minus     (c)       all amounts included in Consolidated Net Income in
                             respect of deferred income tax benefits.

         1.40. "Consolidated Construction Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, in respect of (a) the construction, improvement or replacement of Towers and the leaseholds or real property on which such Towers are located and (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP).

         1.41. "Consolidated Excess Cash Flow" means, for any period, the total of:

                   (a)       Consolidated EBITDA,

         minus     (b)       Consolidated Fixed Charges,

         minus     (c)       to the extent not included in clause (b) above,
         mandatory reductions in availability under Section 2.1 and any other revolving credit facilities of the Company and its Subsidiaries permitted by this Agreement,

         minus     (d)       voluntary prepayments of the Term Notes and other
         term Financing Debt of the Company and its Subsidiaries permitted by this Agreement,

         minus     (e)       Consolidated Working Capital Factor (if a positive
         number),

         plus      (f)       Consolidated Working Capital Factor (if a negative
         number); provided, however, that for all purposes of computing Consolidated Excess Cash Flow, the amount of Consolidated Working Capital Factor described in this clause (f) shall be treated as a positive number.

         minus     (g)       $2,500,000.

         1.42. "Consolidated Fixed Charges" means, for any period, the sum of:

                   (a)      Consolidated Interest Expense,

         plus      (b)       the aggregate amount of all mandatory scheduled
         payments and sinking fund payments with respect to principal paid by the Company and its Subsidiaries in respect of Consolidated Total Debt, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by
         Section 4.3,

         plus      (c)       taxes based upon or measured by net income that
         are actually paid in cash,

         plus      (d)       Capital Expenditures.

         1.43. "Consolidated Interest Expense" means, for any period, the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Company and its Subsidiaries (whether such interest is reflected as an item of expense or capitalized, but excluding PIK Interest) in accordance with GAAP on a Consolidated basis.

         1.44. "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

                   (a) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions; and

                   (b)      extraordinary and nonrecurring gains and losses.

         1.45. "Consolidated Pro Forma Debt Service" means, for any period, the sum of the following items, projected to be accrued by the Company and its
Subsidiaries:

                   (a)      Consolidated Interest Expense, plus

                   (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments, sinking fund payments and mandatory reductions in revolving loans as a result of reductions in revolving credit availability, all with respect to

         Financing Debt of the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis.

         For purposes of computing Consolidated Pro Forma Debt Service:

                             (i) the amount of Financing Debt outstanding on the first day of such period shall be assumed to remain outstanding during the entire period, except to the extent required to be reduced by mandatory scheduled payments, reductions in revolving credit availability and other items described in paragraph (b) above; and

                             (ii) where interest varies with a floating rate, the rate in effect on the first day of such period will be assumed to remain constant during the entire period (giving effect to any applicable Interest Rate Protection Agreements).

         1.46. "Consolidated Revenues" means, for any period, the total revenues (net of discounts, commissions and other customary exclusions) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis.

         1.47. "Consolidated Senior Debt" means, at any date, Consolidated Total Debt minus Subordinated Debt.

         1.48. "Consolidated Total Debt" means, at any date, all Financing Debt of the Company and its Subsidiaries on a Consolidated basis.

         1.49. "Consolidated Working Capital Factor" means, for any period, the amount (whether positive or negative) equal to:

                                 Current Assets

                   (a)      Accounts Receivable:

                             (i)  the amount, if any, by which accounts
                                  receivable at the end of such period were greater than accounts receivable at the beginning of such period,

                 minus       (ii) the amount, if any, by which accounts
                                  receivable at the end of such period were less than accounts receivable at the beginning of such period,

                   (b)      Prepaid Expenses:

                  plus        (i)  the amount, if any, by which prepaid
                                  expenses at the end of such period were
                                  greater than prepaid expenses at the
                                  beginning of such period,

                 minus       (ii) the amount, if any, by which prepaid expenses
                                  at the end of such period were less than prepaid expenses at the beginning of such period,

                   (c)     Materials and Supplies:

                  plus        (i)  the amount, if any, by which materials and
                                  supplies at the end of such period were
                                  greater than material and supplies at the beginning of such period,

                 minus       (ii) the amount, if any, by which material and
                                  supplies at the end of such period were less than material and supplies at the beginning of such period,

                             Current Liabilities

                   (d)      Accounts Payable:

                  plus        (i)  the amount, if any, by which accounts
                                  payable at the end of such period were less than accounts payable at the beginning of such period,

                 minus       (ii) the amount, if any, by which accounts payable
                                  at the end of such period were greater than accounts payable at the beginning of such period,

                   (e)       Accrued Interest Payable:

                 plus        (i)  the amount, if any, by which accrued interest
                                  payable at the end of such period was less than accrued interest payable at the beginning of such period,

                 minus       (ii) the amount, if any, by which accrued interest
                                  payable at the end of such period was greater than accrued interest payable at the beginning of such period,

                   (f)       Deferred Revenue:

                 plus        (i)  the amount, if any, by which deferred revenue
                                  at the end of such period was less than
                                  deferred revenue at the beginning of such period,

                 minus       (ii) the amount, if any, by which deferred revenue
                                  at the end of such period was greater than deferred revenue at the beginning of such period,

                   (g)       Other Current Liabilities:

                 plus        (i)  the amount, if any, by which other current
                                  liabilities at the end of such period were less than other current liabilities at the beginning of such period,

                 minus       (ii) the amount, if any, by which other current
                                  liabilities at the end of such period were greater than other current liabilities at the beginning of such period,

                   (h)       Deferred Compensation Contracts:

                 plus        (i)  the amount, if any, by which deferred
                                  compensation contracts at the end of such period were less than deferred compensation contracts at the beginning of such period,

                 minus       (ii) the amount, if any, by which deferred
                                  compensation contracts at the end of such period were greater than deferred compensation contracts at the beginning of such period,

all with respect to the Company and its Subsidiaries as determined in accordance with GAAP on a Consolidated basis.

         1.50.     "Credit Documents" means:

                   (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Guarantee Agreement, the Security Agreement, the fee agreement contemplated by Section 5.1.2, each Assignment of Leases, each Mortgage, each Estoppel and Consent Letter, each Assignment of License Agreement, the Parent Pledge Agreement, the Master Subordination Agreement, each other Subordination Agreement and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect; and

                   (b) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Managing Agent, the Collateral Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         1.51. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Managing Agent, the Collateral Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Interest Rate Protection Agreements provided by a Lender (or an Affiliate of a Lender), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.5 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

         1.52.     "Credit Participant" is defined in Section 11.2.

         1.53. "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Security Agreement, any Assignment of Leases, any Mortgage, any Assignment of License Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations.

         1.54. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

         1.55.     "Delinquency Period" is defined in Section 10.4.4.

         1.56.     "Delinquent Lender" is defined in Section 10.4.4.

         1.57.     "Delinquent Payment" is defined in Section 10.4.4.

         1.58. "Designated ATR Proceeds" means, with respect to calculating Net Debt Proceeds and Net Equity Proceeds, for each fiscal year of the Company the aggregate amount specified in the table below for application to debt service and reasonable Capital Expenditures of American Tower Rental Inc.:

                   Fiscal Year                      Amount
                   -----------                      ------
                       1997                            $500,000
                       1998                            $500,000
                       1999                          $1,000,000
                       2000                          $2,000,000
                       2001 and thereafter              Zero

         1.59. "Designated Financing Debt" means Financing Debt incurred by the Company or any of its Subsidiaries after the date hereof other than Financing Debt permitted by Sections 6.6.1 (the Loan), 6.6.7 (purchase money Indebtedness and Capitalized Lease) and 6.6.9 (intercompany Indebtedness).

         1.60. "Designated Real Property" means each real property owned or leased by the Company or any of its Subsidiaries either (a) subject to a Mortgage or Assignment of Leases pursuant to the Prior Credit Agreement, (b) upon which any Pledged Tower is located or (c) designated in writing by the Managing Agent as necessary for Pledged Towers to contribute at least the percentage of Consolidated Revenues as required by Section 6.5.8.

         1.61. "Distribution" means, with respect to the Company (or other specified Person):

                   (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

                   (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

                   (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

                   (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

                   (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person), or any Affiliate of such holder (including the payment of management fees and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person).

         1.62. "ECF Prepayment Percentage" means, with respect to any fiscal year of the Company, (a) 50% in the event Consolidated Total Debt as of the end of such fiscal year equals or exceeds 350% of Consolidated Annualized EBITDA for the last quarter of such fiscal year and (b) 25% in all other events.

         1.63. "Employee Trust Note" means the unsecured subordinate promissory note of the Company in the original principal amount of $500,000, without interest and maturing on the fifth anniversary of its issuance date, in favor of the Company's Incentive Compensation Trust (the terms of subordination to be satisfactory to the Managing Agent).

         1.64. "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection of the environment, including OSHA.

         1.65. "Equity Transaction" means any issuance by the Parent, ATC Holdings, the Company or any of the Company's Subsidiaries to any Person (other than any Obligors, their officers, employees and directors) of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests.

         1.66. "ERISA" means the federal Employee Retirement Income Security Act of 1974.

         1.67. "ERISA Group Person" means the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

         1.68. "Estoppel and Consent Letters" means estoppel and consent letters addressed to the Collateral Agent or the Managing Agent for the benefit of the Lenders, in form and substance satisfactory to the Required Lenders, executed by each of the lessors under the

Leases and future leases of real property as the same may be renewed, modified, extended, supplemented or rearranged, at any time and from time to time.

         1.69. "Eurodollars" means, with respect to any Lender, deposits of United States Funds in a non-United States office or an international banking facility of such Lender.

         1.70. "Eurodollar Basic Rate" means, for any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits which have a term corresponding to such Eurodollar Interest Period are offered to the Managing Agent by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by the Managing Agent shall, in the absence of manifest error, be conclusive).

         1.71. "Eurodollar Interest Period" means any period, selected as provided in Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Managing Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Managing Agent shall, in the absence of manifest error, be conclusive.

         1.72. "Eurodollar Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

         1.73. "Eurodollar Pricing Options" means the options granted pursuant to Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a Eurodollar Rate.

         1.74. "Eurodollar Rate" for any Eurodollar Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

         1.75. "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, or (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Loan subject to Eurodollar Pricing Options is determined, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         1.76.     "Event of Default" is defined in Section 8.1.

         1.77.     "Exchange Act" means the federal Securities Exchange Act of
1934.

         1.78.     "FAA" means the Federal Aviation Authority.

         1.79.     "FCC" means the Federal Communications Commission.

         1.80. "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of (a) the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, quotations received by the Managing Agent from three federal funds brokers of recognized standing selected by the Managing Agent. Each determination by the Managing Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         1.81.     "Final Maturity Date" means October 10, 2003.

         1.82. "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Managing Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

         1.83. "Financing Debt" means each of the items described in clauses (a) through (e) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

         1.84. "Foreign Trade Regulations" means (a) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 22 C.F.R. Parts 120-130 and 31 C.F.R.
Part 500 and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

         1.85. "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Loan subject to a Eurodollar Pricing Option, and (b) any portion of the Loan subject to a Eurodollar Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

         1.86. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 1995 as applied by the Company and its Subsidiaries in the preparation of the most recent annual statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto.

         1.87. "Guarantee" means, with respect to the Company (or other specified Person):

                   (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

                   (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor,
         (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                   (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                   (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                   (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Parent and its Subsidiaries) that is consolidated for tax purposes; and

                   (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

         1.88.     "Guarantee Agreement" is defined in Section 5.1.7.

         1.89. "Guarantor" means the Parent, ATC Holdings and each Subsidiary of the Company listed on the signature pages hereto or which subsequently becomes party to the Guarantee Agreement as a Guarantor.

         1.90. "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

         1.91. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

                   (a)      borrowed money;

                   (b) indebtedness evidenced by notes, debentures or similar instruments;

                   (c)      Capitalized Lease Obligations;

                   (d) the deferred purchase price of assets or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

                   (e) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

                   (f) mandatory redemption or dividend rights on capital stock (or other equity);

                   (g) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

                   (h)      all Guarantees in respect of Indebtedness of others.

         1.92.     "Indemnified Party" is defined in Section 9.2.

         1.93. "Initial Closing Date" means October 11, 1996 or such other date prior to December 31, 1996 agreed to by the Company and the Managing Agent as the first Closing Date hereunder.

         1.94. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

         1.95. "Investment" means, with respect to the Company (or other specified Person):

                   (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

                   (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

                   (c)      any Guarantee of the Indebtedness of any other
         Person; and

                   (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit.

         The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

         In determining the amount of outstanding Investments:

                   (A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

                   (B) the amount of any Investment in respect of a purchase described in clause (d) above shall include the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

                   (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

         1.96. "Leases" means the leases of real property on which Towers are located.

         1.97. "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is customary commercial practice.

         1.98. "Lender" means each of the Persons listed as lenders on the signature page hereto, including Bank of Boston and, to the extent it has a Percentage Interest in the Credit Obligations, Wells Fargo, each in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant.

         1.99. "Lending Officer" means such individuals whom the Managing Agent may designate by notice to the Company from time to time as an officer who may receive telephone requests for borrowings under Section 2.1.3.

         1.100.    "Letter of Credit" is defined in Section 2.3.1.

         1.101.    "Letter of Credit Exposure" means, at any date, the sum of
(a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus
(b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

         1.102. "Letter of Credit Issuer" means, for any Letter of Credit, Bank of Boston or, in the event Bank of Boston does not for any reason issue a requested Letter of Credit, another Lender designated by the Managing Agent to issue such Letter of Credit in accordance with Section 2.3.

         1.103. "License Agreements" means the license agreements between the Company or one of its Subsidiaries, on one hand, and its customers, on the other hand, for the licensing of space on the Towers.

         1.104. "Lien" means, with respect to the Company (or any other specified Person):

                   (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

                   (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

                   (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse.

         1.105.    "Loan" means, collectively, the Revolving Loan and the Term
Loan.

         1.106. "Managing Agent" means Bank of Boston in its capacity as managing agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 10.7.

         1.107. "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         1.108.    "Master Subordination Agreement" is defined in Section
5.1.6.

         1.109. "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, operations or financial condition of the Company (on an individual basis) or the Company and its Subsidiaries (on a Consolidated basis), or (b) the ability of the Obligors to perform their obligations under the Credit Documents or (c) the Lenders' rights to enforce or collect the Credit Obligations.

         1.110.    "Material Agreements" is defined in Section 7.2.2.

         1.111.    "Maximum Amount of Revolving Credit" is defined in Section
2.1.2.

         1.112. "Maximum Rate" means the maximum lawful rate of interest permitted by applicable laws, now or hereafter enacted, which interest rate shall change when and as such laws change, to the extent permitted by such laws, effective on the day such change in such laws becomes effective; provided, however, that the term "Maximum Rate" shall mean a rate of interest equal to three percentage points above the Applicable Rate, as it varies, if no Maximum Rate exists under applicable laws.

         1.113.    "Moody's" means Moody's Investors Service, Inc.

         1.114. "Mortgages" means the mortgages and the deeds of trust executed by the Company on October 12, 1994 or thereafter in favor of the Collateral Agent or the Managing Agent for the benefit of the Lenders, encumbering the real property upon which Towers are located, in form and substance satisfactory to the Required Lenders, as the same may be amended, renewed, modified, extended, supplemented or rearranged, at any time and from time to time.

         1.115. "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         1.116. "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of assets (including by way of merger) by the Company or any of its Subsidiaries net of (a) any Indebtedness permitted by Section 6.6.7 (Capitalized Leases and purchase money indebtedness) secured by assets being sold in such transaction required to be paid from such proceeds, (b) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 15 months after such sale or disposition, (c) reasonable reserves for liabilities resulting from the sale of assets and (d) all reasonable expenses of the Company or any of its Subsidiaries payable in connection with the sale or disposition; provided, however, that "Net Asset Sale Proceeds" shall not include cash proceeds (i) of asset sales permitted by Section 6.11.1, (ii) of mergers permitted by Section 6.11.2, (iii) from the sale of Tower assets that will be used to acquire replacement or other Tower assets within six months after such sale or disposition; provided, however, that if any amount in this clause (iii) is not actually used to acquire replacement or other assets within such six-month period, such amount shall then automatically become Net Asset Sale Proceeds and (iv) from the sale to Max Bowen (or an entity controlled by him) of Tower assets (constituting not more than 71 Towers) acquired from Prime in the Prime Acquisition so long as (A) such Tower assets have not contributed (and would not be expected to have contributed on a pro forma basis) $225,000 or more in annual Consolidated Revenues for the Company and its Subsidiaries and (B) such proceeds are applied to reduce permanently the Bowen Subordinated Debt.

         1.117. "Net Debt Proceeds" means cash proceeds of the incurrence of Designated Financing Debt by the Parent, ATC Holdings, the Company or any of the Company's Subsidiaries (net of reasonable out-of-pocket transaction fees and expenses); provided, however, that Net Debt Proceeds will not include Designated ATR Proceeds received by the Parent or ATC Holdings to the extent
(a) the Designated ATR Proceeds are actually applied solely to finance debt service and reasonable Capital Expenditures by American Tower Rental Inc. (a Subsidiary of ATC Holdings) and (b) the Parent has given written notice to the Managing Agent about such proposed application of Designated ATR Proceeds at least five Banking Days prior to the receipt thereof. If Designated ATR Proceeds are in fact not so applied to American Tower Rental Inc. within 180 days, they shall automatically become Net Debt Proceeds.

         1.118. "Net Equity Proceeds" means the cash proceeds received by the Parent, ATC Holdings, the Company or any of the Company's Subsidiaries in connection with any Equity Transaction (net of reasonable out-of-pocket fees and expenses); provided, however, that Net Equity Proceeds will not include Designated ATR Proceeds received by the Parent or ATC Holdings to the extent
(a) the Designated ATR Proceeds are actually applied solely to finance debt service and reasonable Capital Expenditures by American Tower Rental Inc. (a Subsidiary of ATC Holdings) and (b) the Parent has given written notice to the Managing Agent about such proposed application of Designated ATR Proceeds at least five Banking Days prior to the receipt thereof. If Designated ATR Proceeds are in fact not so applied to American Tower Rental Inc. within 180 days, they shall automatically become Net Equity Proceeds.

         1.119. "New License Agreements" means the license agreements between the Company or any of its Subsidiaries and its customers for the licensing of space on the Towers, which license agreements are entered into after the Initial Closing Date.

         1.120.    "Nonperforming Lender" is defined in Section 10.4.4.

         1.121. "Notes" means, collectively, the Revolving Notes and the Term Notes.

         1.122. "Obligor" means the Company, the Parent, ATC Holdings, each other Guarantor and each other Person guaranteeing or providing collateral for the Credit Obligations.

         1.123.    "OSHA" means the federal Occupational Health and Safety Act.

         1.124. "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

         1.125. "Parent" means American Tower Corporation, a Delaware corporation.

         1.126.    "Parent Pledge Agreement" is defined in Section 5.1.8.

         1.127. "Parent Guarantors" means, collectively, the Parent and ATC Holdings.

         1.128. "Payment Date" means (a) the last Banking Day of each March, June, September and December occurring after the Initial Closing Date and (b) the Final Maturity Date.

         1.129. "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

         1.130. "Percentage Interest" means (a) at all times when no Event of Default under Section 8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of the Lenders bear to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Credit Obligations (including Letter of Credit Exposure) owing to the Lenders in respect of extensions of credit under Section 2 bear to the total outstanding Credit Obligations owing to all Lenders.

         1.131.    "Performing Lender" is defined in Section 10.4.4.

         1.132. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

         1.133. "PIK Interest" means any accrued interest payments on Financing Debt that are postponed, evidenced by book-entry accrual or made through the issuance of "payment-in-kind" notes or other similar securities, all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

         1.134. "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

         1.135. "Pledged Towers" means, on any date, Towers with respect to which the Lenders hold a perfected, first priority security interest in the Towers and the real property or leasehold upon which such Towers are located and, in the case of leaseholds, the Lenders have received a Collateral and Estoppel Agreement from the lessor (including the transfer and assignment of existing Collateral and Estoppel Agreements).

         1.136.    "Prime" means Prime Communications Sites Holding, L.L.C.

         1.137. "Prime Acquisition" means the acquisition by the Company of approximately 180 communications towers through a contribution and transfer of equity interests in Prime pursuant to the Prime Acquisition Agreement.

         1.138. "Prime Acquisition Agreement" means the Contribution and Transfer Agreement dated the date hereof among ATC Holdings Corp. and the Prime Holders.

         1.139. "Prime Holders" means Carlyle-Prime Investors, L.P., Carlyle-Prime Investors I, L.P., Bill Kubena, Dale Harkins, Warren D. Harkins and the other transferors of equity interests in Prime under the Prime Acquisition Agreement.

         1.140. "Prime Subordinated Debt" means the 11% Subordinated Notes of the Company due 2004 in the aggregate principal amount of up to $2,800,000 payable to the Prime Holders and subordinated to the Credit Obligations in accordance with the Prime Subordination Agreement.

         1.141. "Prime Subordination Agreement" means the Subordination Agreement dated as of the Initial Closing Date, as from time to time in effect, among the Company, the Prime Holders and the Managing Agent.

         1.142. "Prior Credit Agreement" is defined in the Recitals to this Agreement.

         1.143. "Qualified License Agreements" means New License Agreements that will be effective within 90 days of acquisition of the applicable Tower Company and the only condition to effectiveness of which is receipt approval from the FCC in respect of the licensee's equipment to be placed on Tower(s).

         1.144. "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq.

         1.145.    "Register" is defined in Section 11.1.3.

         1.146.    "Replacement Lender" is defined in Section 11.3.

         1.147. "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Managing Agent, the Collateral Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least two thirds of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 10.6, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 10.6.

         1.148.    "Revolving Loan" is defined in Section 2.1.4.

         1.149.    "Revolving Notes" is defined in Section 2.1.4.

         1.150. "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation.

         1.151.    "Securities Act" means the federal Securities Act of 1933.

         1.152. "Security Agreement" means one or more security agreements in favor of the Collateral Agent or the Managing Agent for the benefit of the Lenders, executed on October 12, 1994, in form and substance satisfactory to the Required Lenders, as amended and restated as of the date hereof in substantially the form of Exhibit 5.1.4 and as the same may be renewed, modified, extended, supplemented or rearranged, at any time and from time to time.

         1.153. "Subordinated Debt" means the Indebtedness of a Person, calculated in accordance with GAAP, heretofore or hereafter incurred, that, by the express terms of the instrument evidencing or creating such Indebtedness or by the terms of a subordination agreement in form and substance satisfactory to the Required Lenders, is validly and effectively made subordinate and subject in right to payment, to whatever extent the Required Lenders require, to the prior payment of the Credit Obligations to the Lenders.

         1.154. "Subordination Agreement" means one or more Subordination Agreements in form and substance satisfactory to the Required Lenders, to be entered into by the Company and certain other Persons, as applicable, and the Managing Agent, as the same may be amended, renewed, modified, extended, supplemented or rearranged at any time and from time to time.

         1.155. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

         1.156. "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender (other than withholding taxes) or franchise taxes that are imposed in lieu of income taxes.

         1.157.    "Term Loan" is defined in Section 2.2.1.

         1.158.    "Term Note" is defined in Section 2.2.2.

         1.159. "Tower Company" means a corporation engaged primarily in the business of constructing, owning and/or operating communications towers and leasing space thereon to tenants and/or managing the construction of, ownership of, and leasing of space on communications towers for other Persons.

         1.160. "Towers" means all communication towers owned by the Company and its Subsidiaries, and any and all communication towers hereafter constructed or acquired by the Company and its Subsidiaries (including Towers acquired in the acquisition of stock of a Tower Company).

         1.161.    "Uniform Customs and Practice" is defined in Section 2.3.7.

         1.162. "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

         1.163. "Wells Fargo" means Wells Fargo Bank (Texas) National Association, successor to First Interstate Bank of Texas, N.A.

         1.164. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

2.       The Credits.

         2.1.      Revolving Credit.

                   2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Lenders will, severally in accordance with their respective Commitments in the Revolving Loan, make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.1 exceed such Lender's Commitment with respect to the Revolving Loan.

                   2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means, on any date specified in the table below, the lesser of (a) (i) the amount specified opposite such period in such table:

                   Period                                                    Amount
                   ------                                                    ------
       Prior to January 1, 1999   . . . . . . . . . . . . . . .             $23,000,000

       January 1, 1999 through
          March 30, 1999  . . . . . . . . . . . . . . . . . . .             $22,425,000

       March 31, 1999 through
          June 29, 1999   . . . . . . . . . . . . . . . . . . .             $21,706,250

       June 30, 1999 through
          September 29, 1999  . . . . . . . . . . . . . . . . .             $20,987,500

       September 30, 1999 through
          December 30, 1999   . . . . . . . . . . . . . . . . .             $20,268,750

       December 31, 1999 through
          March 30, 2000  . . . . . . . . . . . . . . . . . . .             $19,550,000

       March 31, 2000 through
          June 29, 2000   . . . . . . . . . . . . . . . . . . .             $18,400,000

       June 30, 2000 through
          September 29, 2000  . . . . . . . . . . . . . . . . .             $17,250,000

     September 30, 2000 through
        December 30, 2000   . . . . . . . . . . . . . . . . .             $16,100,000

     December 31, 2000 through
        March 30, 2001  . . . . . . . . . . . . . . . . . . .             $14,950,000

     March 31, 2001 through
        June 29, 2001   . . . . . . . . . . . . . . . . . . .             $13,800,000

     June 30, 2001 through
        September 29, 2001  . . . . . . . . . . . . . . . . .             $12,650,000

     September 30, 2001 through
        December 30, 2001   . . . . . . . . . . . . . . . . .            $ 11,500,000

     December 31, 2001 through
        March 30, 2002  . . . . . . . . . . . . . . . . . . .             $10,350,000

     March 31, 2002 through
        June 29, 2002   . . . . . . . . . . . . . . . . . . .             $ 8,912,500

     June 30, 2002 through
        September 29, 2002  . . . . . . . . . . . . . . . . .             $ 7,475,000

     September 30, 2002 through
        December 30, 2002   . . . . . . . . . . . . . . . . .             $ 6,037,500

     December 31, 2002 through
        March 30, 2003  . . . . . . . . . . . . . . . . . . .             $ 4,600,000

     March 31, 2003 through
        June 29, 2003   . . . . . . . . . . . . . . . . . . .             $ 3,066,667

     June 30, 2003 through
        September 29, 2003  . . . . . . . . . . . . . . . . .             $ 1,533,333

     Final Maturity Date  . . . . . . . . . . . . . . . . . .                 - $ 0 -

         minus (ii) Net Asset Sale Proceeds described in Section 4.3.3 and allocated to the Revolving Loan under Section 4.6.2, Net Debt Proceeds described in Section 4.3.4 and allocated to the Revolving Loan under
         Section 4.6.2 and Net Equity Proceeds described in Section 4.3.5 and allocated to the Revolving Loan under Section 4.6.2, minus (iii) the portion of Consolidated Excess Cash Flow as described in Section 4.3.2 and allocated to the Revolving Loan under Section 4.6.2 or (b) the amount (in an integral multiple of $1,000,000) to which the then applicable amount set forth in such table shall have been irrevocably reduced from time to time by notice from the Company to the Managing Agent. The Company shall not give a notice reducing the amount applicable to any period in the table above unless it shall also reduce the amounts applicable to all subsequent periods in such table to at least the same specified lower amount, so that the Maximum Amount of Revolving Credit for any subsequent period shall not exceed the reduced Maximum Amount of Revolving Credit applicable to any prior period.

                   2.1.3. Borrowing Requests. The Company may from time to time request a loan under Section 2.1.1 by providing to the Managing Agent a notice not later than noon (Boston time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date) prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan (which shall be not less than $100,000 and an integral multiple of $10,000) and (b) the requested Closing Date therefor (which shall be a Banking Day). Upon receipt of such notice, the Managing Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Managing Agent. In connection with each such loan, the Company shall furnish to the Managing Agent a certificate in substantially the form of Exhibit 5.2.1.

                   2.1.4. Revolving Notes. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 is referred to as the "Revolving Loan". The Managing Agent shall keep a record of the Revolving Loan in the Register. The Revolving Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. The Company's obligations to pay each Lender's Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Company in substantially the form of Exhibit 2.1.4 (the "Revolving Notes"), payable to each Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

         2.2.      Term Credit.

                   2.2.1. Term Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on the Initial Closing Date the Lenders will, in accordance with their respective Percentage Interests therein, severally lend to the Company as a term loan, an aggregate amount equal to $37,000,000. The aggregate principal amount of the loans made pursuant to this Section
         2.2.1 at any one time outstanding is referred to as the "Term Loan". In connection with the advance of the

         Term Loan, the Company shall furnish to the Managing Agent a certificate in substantially the form of Exhibit 5.2.1.

                   2.2.2. Term Notes. The Term Loan shall be made at the Boston Office by crediting the amount of such loan to the general account of the Company with the Managing Agent against delivery to the Managing Agent of the separate term notes of the Company (the "Term Notes") payable to the respective Lenders. The Term Note issued to each Lender shall be in a principal amount equal to such Lender's Percentage Interest in the Term Loan, and shall be in substantially the form of Exhibit 2.2.2.

         2.3.      Letters of Credit.

                   2.3.1. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Letter of Credit Issuer will issue for the account of the Company one or more irrevocable standby performance or financial letters of credit (the "Letters of Credit"). Letter of Credit Exposure plus the Revolving Loan shall in no event exceed the Maximum Amount of Revolving Credit. Letter of Credit Exposure shall in no event exceed $1,000,000.

                   2.3.2. Requests for Letters of Credit. The Company may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Managing Agent if the Letter of Credit Issuer is not the Managing Agent) a notice which is actually received not less than three Banking Days prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Company or to such other Person as directed in writing by the Company. In connection with the issuance of any Letter of Credit, the Company shall furnish to the Letter of Credit Issuer (and the Managing Agent if the Letter of Credit Issuer is not the Managing Agent) a certificate in substantially the form of Exhibit
         5.2.1 and any customary application forms required by the Letter of Credit Issuer.

                   2.3.3. Form and Expiration of Letters of Credit. Each Letter of Credit issued under this Section 2.3 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date 12 months after the date of issuance or (b) the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Company may agree upon at the time such Letter of Credit is issued.

                   2.3.4. Lenders' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest in the Revolving Loan, shall automatically be deemed granted by the Letter of Credit Issuer to each such Lender on the date of such issuance and such Lenders shall automatically be obligated, as set forth in Section 10.4, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests in the Revolving Loan for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Company.
         The Letter of Credit Issuer will send to each Lender (and the Managing Agent if the Letter of Credit Issuer is not the Managing Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

                   2.3.5. Presentation. The Letter of Credit Issuer may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are presented to the Letter of Credit Issuer and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as a particular Letter of Credit contains express, contrary instructions, the Letter of Credit Issuer may honor as complying with the terms of any Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

                   2.3.6. Payment of Drafts. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the Company will on demand pay to such Letter of Credit Issuer in immediately available funds the amount of such payment. Unless the Company shall otherwise pay to the Letter of Credit Issuer the amount required by the foregoing sentence, such amount shall be considered a loan under Section 2.1.1 and part of the Revolving Loan as if the Company had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under
         Section 2.1.1.

                   2.3.7. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "Uniform Customs and Practice"), shall be binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                   (a) Neither the Company nor any beneficiary of any Letter of Credit shall be deemed an agent of any Letter of Credit Issuer.

                   (b) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Letter of Credit Issuer or such correspondent is grossly negligent or willful in failing so to ascertain):

                             (i)      the genuineness of any signature;

                             (ii)      the validity, form, sufficiency,
                   accuracy, genuineness or legal effect of any endorsements;

                             (iii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                             (iv) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Company;

                             (v) inaccuracy in any notice received by the Letter of Credit Issuer;

                             (vi)      the validity, form, sufficiency,
                   accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft if such instrument, draft, certificate or other document appears on its face to comply with the requirements of the Letter of Credit, or the office held by or the authority of any Person signing any of the same; or

                             (vii) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

                   (c) The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this
         Section 2.3.7 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Company's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

                   (d) The Company will promptly examine (i) each Letter of Credit (and any amendments thereof) sent to it by the Letter of Credit Issuer and (ii) all instruments and documents delivered to it from time to time by the Letter of Credit Issuer. The Company will notify the Letter of Credit Issuer of any claim of noncompliance by notice actually received within three Banking Days after receipt of any of the foregoing documents, the Company being conclusively deemed to have waived any such claim against such Letter of Credit Issuer and its correspondents unless such notice is given. The Letter of Credit Issuer shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Company.

                   (e) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

                   2.3.8. Subrogation. Upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Company with respect to such payment, the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Company, all for the benefit of the Lenders. The Company will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

                   2.3.9. Modification, Consent, etc. If the Company requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Letter of Credit Issuer consents thereto, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Company with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

         2.4.      Application of Proceeds.

                   2.4.1. Revolving Loan. Subject to Section 2.4.4, the Company will apply the proceeds of the Revolving Loan for the construction and acquisition of Towers, working capital and other lawful corporate purposes of the Company and its Subsidiaries.

                   2.4.2. Term Loan. The Company will apply the proceeds of the Term Loan to refinance existing senior Financing Debt, to acquire Towers from Prime in the Prime Acquisition and to make Capital Expenditures relating to leasehold improvements.

                   2.4.3. Letters of Credit. Letters of Credit shall be issued only for such lawful corporate purposes as the Company has requested in writing.

                   2.4.4. Specifically Prohibited Applications. The maximum principal amount of all Financing Debt, including the Credit Obligations, the proceeds of which are directly or indirectly used to finance the construction of Towers, shall not exceed $4,000,000 at any one time outstanding. The Company will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents (a) to purchase or to carry Margin Stock or (b) to any transaction prohibited by the Foreign Trade Regulations, by other Legal Requirements applicable to the Lenders or by the Credit Documents or (c) to finance, directly or indirectly, any acquisition of a Tower Company that has not been approved by such Tower Company's Board of Directors (or similar governing body). The Company will apply the proceeds of the Credit Obligations only for business and commercial purposes and not for personal, family, household or agricultural use.

         2.5. Nature of Obligations of Lenders to Make Extensions of Credit. The Lenders' obligations to extend credit under this Agreement are several and are not joint or joint and several. If on any Closing Date any Lender shall fail to perform its obligations under this Agreement, the aggregate amount of Commitments to make the extensions of credit under this Agreement shall be reduced by the amount of unborrowed Commitment of the Lender so failing to perform and the Percentage Interests shall be appropriately adjusted. Lenders that have not failed to perform their obligations to make the extensions of credit contemplated by Section 2 may, if any such Lender so desires, assume, in such proportions as such Lenders may agree, the obligations of any Lender who has so failed and the Percentage Interests shall be appropriately adjusted. The provisions of this Section 2.5 shall not affect the rights of the Company against any Lender failing to perform its obligations hereunder.

3.       Interest; Eurodollar Pricing Options; Fees.

         3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Company will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date. In the case of any Eurodollar Interest Period longer than three months, the Company will also pay the accrued and unpaid interest on the portion of the Loan subject to the Eurodollar Pricing Option having such Eurodollar Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such Eurodollar Interest Period. On the stated or any accelerated maturity of the

Loan, the Company will pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on any portion of the Loan which is subject to a Eurodollar Pricing Option. All payments of interest hereunder shall be made to the Managing Agent for the account of each Lender in accordance with such Lender's Percentage Interest.

         3.2.      Eurodollar Pricing Options.

                   3.2.1. Election of Eurodollar Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Managing Agent actually received not less than three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of the Loan as the Company may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. In the event the Company at any time fails to elect a Eurodollar Pricing Option under this Section
         3.2.1 for any portion of the Loan (upon termination of a Eurodollar Pricing Option or otherwise), then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. No election of a Eurodollar Pricing Option shall become effective:

                   (a) if, prior to the commencement of any such Eurodollar Interest Period, the Managing Agent determines that (i) the electing or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement, (ii) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period; or

                   (b) if the Required Lenders shall have advised the Managing Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed Eurodollar Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such Eurodollar deposits, the Required Lenders reasonably anticipate that Eurodollar deposits in an amount equal to the Percentage Interest of the Required Lenders in the portion of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to the Required Lenders at a rate of interest that does not exceed the anticipated Eurodollar Basic Rate.

                   3.2.2. Notice to Lenders and Company. The Managing Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the

         Company pursuant to Section 3.2.1 and of the Eurodollar Interest Period specified in such notice. Upon determination by the Managing Agent of the Eurodollar Rate for such Eurodollar Interest Period or in the event such election shall not become effective, the Managing Agent will promptly notify the Company and each Lender (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective, as the case may be.

                   3.2.3. Selection of Eurodollar Interest Periods. Eurodollar Interest Periods shall be selected so that:

                   (a) the minimum portion of the Loan subject to any Eurodollar Pricing Option shall be $500,000 and an integral multiple of $100,000;

                   (b) no more than 12 Eurodollar Pricing Options shall be outstanding at any one time;

                   (c) a portion of the Term Loan equal to or greater than the amount of the next mandatory prepayment required by Section 4.2 shall not be subject to a Eurodollar Pricing Option on the date such mandatory prepayment is required to be made;

                   (d) no Eurodollar Interest Period with respect to any part of the Loan subject to a Eurodollar Pricing Option shall expire later than the Final Maturity Date; and

                   (e) prior to the date the Managing Agent informs the Company that the proposed syndication of the credit facilities provided hereby will close, no Eurodollar Interest Period shall extend beyond the earlier of (i) such syndication closing date or (ii) December 11, 1996, except with the written consent of the Managing Agent. The Company and the Managing Agent shall confer about the appropriate scheduling of the selection of Eurodollar Interest Periods to facilitate the anticipated syndication of the credit facilities provided herein to other Lenders.

                   3.2.4. Additional Interest. If any portion of the Loan subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Company will pay to the Managing Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of the Loan so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such Eurodollar Pricing Option minus (b) the then current Eurodollar Basic Rate for a deemed Eurodollar Interest Period having a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Managing Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in Section 3.2.1, the Company shall be deemed to have terminated such Eurodollar Pricing Option.

                   3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of the Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Managing Agent may by notice to the Company terminate all of the affected Eurodollar Pricing Options,
         (b) the portion of the Loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Company shall make any payment required by Section 3.2.4.

                   3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a Eurodollar Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.5, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the Eurodollar Basic Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

         3.3. Commitment Fees. In consideration of the Lenders' commitments to make the extensions of the Revolving Loan provided for in
Section 2.1, while such commitments are outstanding, the Company will pay to the Managing Agent for the account of the Lenders in accordance with the Lenders' respective Commitments in the Revolving Loan, on each Payment Date and on the Final Maturity Date, an amount equal to interest computed at the Commitment Fee Rate on the amount by which (a) the average daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment

Date exceeded (b) the sum of (i) the average daily Revolving Loan during such period or portion thereof plus (ii) the average daily Letter of Credit Exposure during such period or portion thereof; provided, however, that the first such payment shall be for the period beginning on the date hereof and ending on the first Payment Date.

         3.4. Letter of Credit Fees. The Company will pay to the Managing Agent for the account of each of the Lenders, in accordance with the Lenders' respective Percentage Interests, on each Payment Date, a Letter of Credit fee equal to interest at a per annum rate equal to the Applicable Margin applicable to Eurodollar Pricing Options on the average daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Company will pay to the Letter of Credit Issuer customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

         3.5.      Changes in Circumstances; Yield Protection.

                   3.5.1. Reserve Requirements, etc. If any Legal Requirement shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Loan subject to a Eurodollar Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement (other than any Tax or any reserves that are included in computing the Eurodollar Reserve Rate), then such Lender may claim compensation from the Company under Section 3.5.5.

                   3.5.2. Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Company shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Company under Section 3.5.5. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations, the Company shall promptly furnish to the Managing Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Managing Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. In the event any Lender receives a refund of any Taxes for which it has received payment from the Company under this Section 3.5.2, such Lender shall promptly pay the amount of such refund to the Company, together with any interest thereon actually earned by such Lender.

                   3.5.3. Capital Adequacy. If any Lender shall determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance and unless the effect of such event is already reflected in the Applicable Rate) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Company under Section 3.5.5.

                   3.5.4. Regulatory Changes. If any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Company under
         Section 3.5.5.

                   3.5.5. Compensation Claims. Within 15 days after the receipt by the Company of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.5, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive, so long as such computation is reasonable. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 11.3.

                   3.5.6. Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Company to such Lender pursuant to Sections 3.2.4 and 3.5 or to make Eurodollar Pricing Options available under Sections 3.2.1 and 3.2.5. In addition, the Company shall not be responsible for costs (a) under
         Section 3.5 arising more than 90 days prior to receipt by the Company of the certificate from the affected Lender pursuant to such Section
         3.5 or (b) under Section 3.2.4 arising from the termination of Eurodollar Pricing Options more than 90 days prior to the demand by the Managing Agent for payment under Section 3.2.4.

         3.6. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 365-day year for actual days elapsed; provided, however, that interest based on the Eurodollar Rate shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the Eurodollar Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

4.       Payment.

         4.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the Loan, the Company will pay to the Managing Agent for the account of the Lenders an amount equal to the Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

         4.2. Scheduled Required Prepayments. On January 1, 1999 and each Payment Date set forth below, the Company will pay to the Managing Agent for the account of the Lenders as a prepayment of the Term Loan the lesser of (a) the amount set forth in such table or (b) the principal amount of the Term Loan then outstanding.

      Payment Date                                             Amount
      ------------                                             ------
   January 1, 1999                                            $   925,000
   March 31, 1999                                              $1,156,250
   June 30, 1999                                               $1,156,250
   September 30, 1999                                          $1,156,250
   December 31, 1999                                           $1,156,250
   March 31, 2000                                              $1,850,000
   June 30, 2000                                               $1,850,000
   September 30, 2000                                          $1,850,000
   December 31, 2000                                           $1,850,000
   March 31, 2001                                              $1,850,000
   June 30, 2001                                               $1,850,000
   September 30, 2001                                          $1,850,000
   December 31, 2001                                           $1,850,000
   March 31, 2002                                              $2,312,500
   June 30, 2002                                               $2,312,500
   September 30, 2002                                          $2,312,500
   December 31, 2002                                           $2,312,500
   March 31, 2003                                              $2,466,667
   June 30, 2003                                               $2,466,667
   Final Maturity Date                                         $2,446,666

         4.3.      Contingent Required Prepayments.

                   4.3.1. Excess Credit Exposure. If at any time the Revolving Loan exceeds the limits set forth in Section 2.1, the Company shall within one Banking Day pay the amount of such excess to the Managing Agent for the account of the Lenders. If at any time the Letter of Credit Exposure exceeds the limits set forth in Section 2.3, the Company shall within one Banking Day pay the amount of such excess to the Managing Agent for the account of the Lenders to be applied as provided in Section 4.5.

                   4.3.2. Excess Cash Flow. Within 120 days after the end of each fiscal year of the Company, commencing on the date 120 days after the end of the fiscal year ending December 31, 1999, the Company shall prepay the Loan, to be applied as provided in Section 4.6.2, in an amount equal to the lesser of (a) the ECF Prepayment Percentage of Consolidated Excess Cash Flow for its most recently completed fiscal year or (b) the amount of the Loan.

                   4.3.3. Net Asset Sale Proceeds. Upon receipt by the Company or any of its Subsidiaries of Net Asset Sale Proceeds, the Company shall within three Banking Days pay to the Managing Agent as a prepayment of the Loan to be applied as provided in

         Section 4.6.2 the lesser of (a) the amount of such Net Asset Sale Proceeds or (b) the amount of the Loan.

                   4.3.4. Net Debt Proceeds. Within five days prior to the incurrence by the Parent, ATC Holdings, the Company or any of the Company's Subsidiaries of Designated Financing Debt, the Company shall provide written notice to the Lenders of the closing date for such Designated Financing Debt and the amount of the Net Debt Proceeds. Within three Banking Days after the incurrence of such Designated Financing Debt, the Company shall pay to the Managing Agent as a prepayment of the Loan to be applied as provided in Section 4.6.2 the lesser of (a) the amount of such Net Debt Proceeds or (b) the amount of the Loan.

                   4.3.5. Net Equity Proceeds. Within three Banking Days after the receipt by the Parent, ATC Holdings, the Company or any of the Company's Subsidiaries of Net Equity Proceeds, the Company shall pay to the Managing Agent as a prepayment of the Loan to be applied as provided in Section 4.6.2 the lesser of (a) an amount equal to 70% of such Net Equity Proceeds or (b) the amount of the Loan.

         4.4. Voluntary Prepayments. In addition to the prepayments required by Sections 4.2 and 4.3, the Company may from time to time prepay all or any portion of the Loan (in a minimum amount of $100,000 and an integral multiple of $10,000, or such lesser amount as is then outstanding), without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of Eurodollar Pricing Options). The Company shall give the Managing Agent at least one Banking Day prior notice of its intention to prepay, specifying the date of payment, the total amount of the Loan to be paid on such date and the amount of interest to be paid with such prepayment.

         4.5. Letters of Credit. If on the Final Maturity Date or any accelerated maturity of the Credit Obligations the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Company will either:

                   (a) prepay such obligation by depositing with the Managing Agent an amount of cash, or

                   (b) deliver to the Managing Agent a standby letter of credit (designating the Managing Agent as beneficiary and issued by a bank and on terms reasonably acceptable to the Managing Agent), in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Company. Any such cash so deposited and the cash proceeds of any draw under any standby Letter of Credit so furnished, including any interest thereon, shall be returned by the Managing Agent to the Company only when, and to the extent that, the amount of such cash held by the Managing Agent exceeds the Letter of Credit Exposure at such time and no Default then exists; provided, however, that if an Event of Default occurs and the Credit Obligations become or are declared immediately due and payable, the Managing Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations as provided in section
2.5.6 of the Security Agreement.

         4.6.      Reborrowing; Application of Payments, etc.

                   4.6.1. Reborrowing. The amounts of the Revolving Loan prepaid pursuant to Section 4.4 may be reborrowed from time to time prior to the Conversion Date in accordance with Section 2.1, subject to the limits set forth therein. No portion of the Term Loan prepaid hereunder may be reborrowed.

                   4.6.2. Order of Application. Prepayments made pursuant to Sections 4.3.2, 4.3.3, 4.3.4 or 4.3.5 shall be applied first to the Term Loan, with any balance as a payment of, and (regardless of whether any portion of the Revolving Loan is then outstanding) reduction of availability under, the Revolving Loan. Prepayments of the Term Loan made pursuant to Sections 4.3.2 (Excess Cash Flow) and
         4.3.3 (Asset Sales) shall be applied to the installments required to be made pursuant to Section 4.2 (a) 50% pro rata in the chronological order thereof, then (b) 50% in the inverse order of maturity thereof. Prepayments of the Term Loan made pursuant to Sections 4.3.4 (Debt Proceeds) and 4.3.5 (Equity Proceeds) shall be applied to the installments required to be made pursuant to Section 4.2 in the inverse order of maturity thereof. Any prepayment of the Loan shall be applied first to the portion of the Loan not then subject to Eurodollar Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Loan then subject to Eurodollar Pricing Options, in the chronological order of the respective maturities thereof (or as the Company may otherwise specify in writing), together with any payments required by Section 3.2.4.

                   4.6.3. Payment with Accrued Interest, etc. Upon all prepayments of the Term Loan, the Company shall pay to the Managing Agent the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in accordance with Section 4.4, and whether or not notice is given of prepayments pursuant to Sections 4.2 and 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

                   4.6.4. Payments for Lenders. All payments of principal hereunder shall be made to the Managing Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests.

5.       Conditions to Extending Credit.

         5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

                   5.1.1. Notes. The Company shall have duly executed and delivered to the Managing Agent a Revolving Note and Term Note for each Lender having a Percentage Interest therein.

                   5.1.2. Payment of Fees. The Company shall have paid to the Managing Agent the fees contemplated by the separate agreement between the Managing Agent and the Company dated on or prior to the date hereof, as well as the reasonable fees and expenses of the Managing Agent's special counsel.

                   5.1.3. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance satisfactory to the Required Lenders:

                   (a) Vinson & Elkins LLP, special counsel for the Company and its Subsidiaries.

                   (b)      Ropes & Gray, special counsel for the Managing
         Agent.

                   The Company authorizes and directs its counsel to furnish the foregoing opinions.

                   5.1.4. Security Agreement. Each of the Company and the Company's Subsidiaries shall have duly authorized, executed and delivered to the Managing Agent an amended and restated Security Agreement in substantially the form of Exhibit 5.1.4.

                   5.1.5. Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Collateral Agent or the Managing Agent may have requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes. The Company and its Subsidiaries shall have duly authorized, executed, acknowledged and delivered to the Collateral Agent a mortgage on each Designated Real Property owned by the Company and its Subsidiaries and a leasehold mortgage on each Designated Real Property leased by the Company and its Subsidiaries, with a landlord's consent and waiver and any other documents required to allow for the recording or filing of a leasehold mortgage, in each case in form and substance satisfactory to the Collateral Agent or the Managing Agent.

                   5.1.6. Master Subordination Agreement. Each of Max Bowen Enterprises, the Prime Holders, Summit Capital, Inc. and certain related Persons shall have duly authorized, executed and delivered to the Managing Agent a Subordination Agreement in substantially the form of Exhibit 5.1.6 (the "Master Subordination Agreement").

                   5.1.7. Guarantee Agreement. The Parent Guarantors, the Company and each Subsidiary of the Company shall have duly authorized, executed and delivered to the Managing Agent a Guarantee Agreement in substantially the form of Exhibit 5.1.7 (the "Guarantee Agreement").

                   5.1.8. Parent Pledge Agreement. ATC Holdings, the Company and the Agent shall have duly authorized, executed and delivered to the Managing Agent a Pledge Agreement in substantially the form of Exhibit 5.1.8 (the "Parent Pledge Agreement").

                   5.1.9. Prime Acquisition. Other than as consented to by the Managing Agent in writing:

                   (a) The provisions of the Prime Acquisition Agreement shall not have been amended, modified, waived or terminated.

                   (b) All of the representations and warranties of the Prime Holders set forth in the Prime Acquisition Agreement shall be complete and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though made on and as of such date.

                   (c) All of the other conditions to the obligations of the Company set forth in the Prime Acquisition Agreement shall have been satisfied.

                   (d) Any material consent, authorization, order or approval of any Person required in connection with the transactions contemplated by the Prime Acquisition Agreement shall have been obtained and shall be in full force and effect.

                   (e) All of the items required to be delivered under the Prime Acquisition Agreement shall have been so delivered.

                   (f) Contemporaneously with the making by the Lenders of the first extension of credit hereunder, the Lenders shall have received a certificate of a Financial Officer of the Company to the effect that (i) the closing has occurred under the Prime Acquisition Agreement, (ii) all communications towers owned by Prime and its Subsidiaries immediately prior to the Prime Acquisition shall have been contributed to the Company or one of its Subsidiaries and (iii) each of the conditions set forth in this
         Section 5.1.9 has been satisfied.

                   5.1.10. Solvency, etc. After giving effect to the Prime Acquisition and the Credit Obligations, the Company and its Subsidiaries, taken as a whole:

                   (a)      will be solvent;

                   (b) will have assets having a fair saleable value in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

                   (c) have access to adequate capital for the conduct of their business; and

                   (d) have the ability to pay their debts from time to time incurred as such debts mature.

                   The Company shall have furnished to the Lenders a certificate of a Financial Officer to such effect.

                   5.1.11. Banc One Documents. Contemporaneously with the making by the Lenders of the first extension of credit hereunder, (a) the Company shall have paid in full its $6,000,000 subordinated notes due October 15, 2002 payable to Banc One, (b) Banc One shall have released all collateral pledged to it by the Company and its Subsidiaries and (c) Banc One and the Company shall leave entered into an amendment to the Warrant Purchase Agreement dated October 12, 1994 among Banc One, the Parent, the Company and Gritz Tower Maintenance Company in form and substance satisfactory to the Managing Agent.

                   5.1.12. Tower Information. The Company shall have furnished to the Lenders a schedule, certified by a Financial Officer, showing the location of all Towers, the name and address of the owner of the real property on which each Tower is located and the contribution by each Tower to Consolidated Revenues as then estimated in good faith by the Company.

                   5.1.13. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

                   5.1.14. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Managing Agent and the Managing Agent shall have received copies of all documents, including certified copies of the Charter and By- Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Managing Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

                   5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since December 31, 1995; and the Company shall have furnished to the Managing Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of
         Exhibit 5.2.1, signed by a Financial Officer.

                   5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Company is required to reimburse the Lenders under Section 3.5), (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

6. General Covenants. Each of the Company, the other Guarantors and the Company covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries will comply with the following provisions:

         6.1.      Taxes and Other Charges; Accounts Payable.

                   6.1.1. Taxes and Other Charges. Each of the Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                   6.1.2. Accounts Payable. Each of the Company and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         6.2.      Conduct of Business, etc.

                   6.2.1. Types of Business. The Company and its Subsidiaries shall engage only in the business of (a) constructing, owning and operating Towers (including rooftop Towers), leasing space thereon to tenants and managing the construction of, ownership of and leasing of space on communications towers for third parties, and (b) other activities related thereto.

                   6.2.2. Maintenance of Properties. Each of the Company and its Subsidiaries:

                   (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and
         (ii) failure to comply with the provisions being contested has not resulted, and does not create a reasonable risk of resulting, in the aggregate in any Material Adverse Change; and

                   (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 6.2.2(b) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 6.11.

                   6.2.3. Statutory Compliance. Each of the Company and its Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a reasonable risk of resulting, in the aggregate in any Material Adverse Change.

                   6.2.4. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

         6.3.      Insurance.

                   6.3.1. Property Insurance. Each of the Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                   6.3.2. Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that (a) it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction and (b) the Company shall maintain a liability insurance policy for each of the Towers consistent with past practice.

         6.4. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Subsidiaries shall end on December 31 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on March 31, June 30, September 30 and December 31 in each year.

                   6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 120 days after the end of each fiscal year, the Consolidated and Consolidating balance sheets of the Company and its Subsidiaries and of the Parent and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries and of the Parent and its Subsidiaries for such fiscal year (all in reasonable detail) and together, in the case of Consolidated financial statements, with comparative figures for the immediately preceding fiscal year, all accompanied by:

                   (a) Reports of KPMG Peat Marwick LLP (or, if they cease to be auditors of the Parent and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders), containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and of the Parent and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                   (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

                   (c) Computations by the Company comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Lenders in accordance with Section 6.4.5.

                   (d) Computations by the Company in substantially the form of Exhibit 6.4 demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, certified by a Financial Officer.

                   (e) A schedule, certified by a Financial Officer, showing as of the end of such fiscal year the location of all Towers, the ownership of the real property on which each Tower is located and the contribution by each Tower to Consolidated Revenues as then estimated in good faith by the Company.

                   (f)      Calculations, as at the end of such fiscal year, of
         (i) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

                   (g)      Supplements to Exhibits 7.1, 7.3 and 7.13 and
         exhibit 2.3 to the Security Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Managing Agent.

                   (h) In the event of a change in GAAP after December 31, 1995, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

                   6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated and Consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and the Consolidated and Consolidating statements of income of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together, in the case of Consolidated statements, with comparative figures for the same period in the preceding fiscal year, all accompanied by:

                   (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                   (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                   (c) Computations by the Company comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Lenders in accordance with
         Section 6.4.5.

                   (d) Computations by the Company in substantially the form of Exhibit 6.4 demonstrating, as of the end of such quarter, compliance with the Computation Covenants, certified by a Financial Officer.

                   (e) A schedule, certified by a Financial Officer, showing as of the end of such fiscal quarter the location of all Towers, the ownership of the real property on which each Tower is located and the contribution by each Tower to Consolidated Revenues as then estimated in good faith by the Company.

                   (f)      Supplements to Exhibits 7.1, 7.3 and 7.13 and
         exhibit 2.3 to the Security Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Managing Agent.

                   6.4.3. Monthly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 30 days after the end of each month, the monthly management report of the Company and its Subsidiaries in the form prepared by the Company's management for its own internal purposes, which report shall include at least an income statement and balance sheet for such month.

                   6.4.4. Future Towers. The Company will deliver to the Managing Agent 15 Banking Days' (seven Banking Days' if the proposed cost is less than $1,000,000 for any acquisition or series of related acquisitions) prior written notice of the proposed acquisition of any new Towers or Tower Companies or construction of any new Towers and the proposed cost and projected revenue thereof (whether or not the costs of such acquisition or construction are to be funded by the Company from its own sources or from the proceeds of the Loan). Such notice shall specify a description and the location of the new Towers (including communications towers owned by Tower Companies), the name and address of the owner of the real property on which they are located, all due diligence material if the proposed cost exceeds $1,000,000 for any acquisition or series of related acquisitions and such other documents or information as the Required Lenders may reasonably require.

                   6.4.5. Other Reports. The Company shall promptly furnish to the Lenders:

                   (a) As soon as prepared and in any event within 30 days after the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial projections described in Section
         7.2.1 were prepared.

                   (b)      Any material updates of such budget and projections.

                   (c) Any management letters furnished to the Parent or any of its Subsidiaries by the Company's auditors.

                   (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company or the Parent.

                   (e) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or the Parent or any of its Subsidiaries with the Securities and Exchange Commission.

                   (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Parent or any of its Subsidiaries.

                   6.4.6. Notice of Litigation, Defaults, etc. The Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a reasonable risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $100,000 or (b) which results, or creates a reasonable risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

                   6.4.7. ERISA Reports. The Company shall furnish to the Lenders as soon as available the following items with respect to any
         Plan:

                   (a) any request for a waiver of the funding standards or an extension of the amortization period,

                   (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

                   (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

                   (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

                   (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

                   6.4.8. Other Information. From time to time at reasonable intervals upon request of any authorized officer of any Lender, each of the Company and its Subsidiaries shall furnish to the Lenders such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. The Lenders' authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

         6.5.      Certain Financial Tests.

                   6.5.1. Consolidated EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company set forth in the table below, Consolidated EBITDA shall equal or exceed the percentage set forth in the table below of Consolidated Interest Expense.


           Period Ending                           Percentage
           --------------                          ----------
             March 31, 1997                            175%

             June 30, 1997 through
                June 29, 1998                          200%

             June 30, 1998 and thereafter              250%

         For the fiscal quarter ending December 31, 1996, 400% of Consolidated EBITDA for such fiscal quarter shall equal or exceed 175% of 400% of Consolidated Interest Expense for such fiscal quarter.

                   6.5.2. Consolidated Annualized EBITDA to Consolidated Pro Forma Debt Service. On the last day of each fiscal quarter of the Company, Consolidated Annualized EBITDA for such fiscal quarter shall equal or exceed 125% of Consolidated Pro Forma Debt Service for the 12-month period beginning immediately after such date.

                   6.5.3. Consolidated EBITDA to Consolidated Fixed Charges. For each period of four consecutive fiscal quarters of the Company, Consolidated EBITDA shall equal or exceed 115% of Consolidated Fixed Charges; provided, however, that for the fiscal quarter ending December 31, 1996, 400% of Consolidated EBITDA for such fiscal quarter shall equal or exceed 115% of 400% of Consolidated Fixed Charges for such fiscal quarter.

                   6.5.4. Consolidated Senior Debt to Consolidated Annualized EBITDA. Consolidated Senior Debt shall not at any time exceed the percentage set forth in the table below of Consolidated Annualized EBITDA for the most recently completed fiscal quarter.

                     Period Ending                            Percentage
                     -------------                            ----------
                   Prior to June 30, 1997                      450%


                   June 30, 1997 through
                      June 29, 1998                            425%

                   June 30, 1998 through
                      June 29, 1999                            350%

                   June 30, 1999 and thereafter                300%

                   6.5.5. Consolidated Total Debt to Consolidated Annualized EBITDA. Consolidated Total Debt shall not at any time exceed the percentage set forth in the table below of Consolidated Annualized EBITDA for the most recently completed fiscal quarter.

                     Period Ending                            Percentage
                     -------------                            ----------
                   Prior to June 30, 1997                      550%

                   June 30, 1997 through
                      June 29, 1998                            500%

                   June 30, 1998 through
                      June 29, 1999                            450%

                   June 30, 1999 and thereafter                400%

                   6.5.6. Tower Construction Debt. The outstanding principal amount of Financing Debt incurred by the Company and its Subsidiaries for the construction of Towers shall at no time exceed $4,000,000.

                   6.5.7. Consolidated Construction Capital Expenditures. For each fiscal year of the Company, Consolidated Construction Capital Expenditures shall not exceed the sum of the amount specified in the table below plus the amount by which actual Consolidated Construction Capital Expenditures in the previous fiscal year were less than the amount specified in such table for such previous fiscal year:


                   Fiscal Year                                  Amount
                   -----------                                  ------
                       1996                                       $4,000,000
                       1997                                       $7,500,000
                       1998                                       $7,500,000
                       1999                                       $3,000,000
                       2000 and each year thereafter              $2,000,000

                   6.5.8. Pledged Towers to Consolidated Revenues. For each period of four consecutive fiscal quarters of the Company, Pledged Towers as of the end of such period shall have contributed at least 80% of Consolidated Revenues; provided, however, that for any period ending prior to December 31, 1996, Pledged Towers may contribute less than 80%, but not less than 60%, of Consolidated Revenues.

         6.6. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed do so), except the following:

                   6.6.1.      Indebtedness in respect of the Credit
         Obligations.

                   6.6.2.      Guarantees permitted by Section 6.7.

                   6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business.

                   6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                   6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.8.5 and 6.8.6.

                   6.6.6.      Indebtedness in respect of judgments or awards
         (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                   6.6.7. To the extent permitted by Section 6.8.8, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the sum of Indebtedness under this Section 6.6.7 plus Indebtedness under Section
         6.6.8 at any one time outstanding shall not exceed $1,000,000.

                   6.6.8. Unsecured Indebtedness owing to sellers of Towers and Tower Companies so long as (a) such Indebtedness is subordinated to the Credit Obligations in a manner satisfactory to the Required Lenders and (b) Indebtedness under this Section 6.6.8 plus Indebtedness under Section 6.6.7 at any one time outstanding shall not exceed $1,000,000.

                   6.6.9. Indebtedness in respect of (a) deferred taxes arising in the ordinary course of business and (b) deferred insurance expense financed for a period not to exceed 12 months.

                   6.6.10. Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 6.9.

                   6.6.11. Bowen Subordinated Debt, Prime Subordinated Debt, Employee Trust Notes and other Subordinated Indebtedness.

                   6.6.12. Unfunded pension liabilities and obligations with respect to Plans so long as the Company is in compliance with
         Section 6.16.

                   6.6.13. Indebtedness (in addition to the foregoing) outstanding on the date hereof and described in Exhibit 7.3 and (except with respect to the Prior Credit Agreement and the subordinated notes owing to BancOne, each of which shall be paid in full on the Initial Closing Date) all renewals and extensions thereof not in excess of the amount thereof outstanding immediately prior to such renewal or extension.

                   6.6.14. Indebtedness (other than Financing Debt) in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $100,000.

         6.7. Guarantees; Letters of Credit. Neither the Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed do to so), except the following:

                   6.7.1. Letters of Credit and Guarantees of the Credit Obligations.

                   6.7.2. Guarantees by the Company of Indebtedness and other obligations incurred by its Subsidiaries and permitted by
         Section 6.6.

                   6.7.3. Joint and several liability of the Company and its Subsidiaries for the income taxes of the Parent and its Subsidiaries filed by the Parent on a Consolidated basis for itself and its Subsidiaries; provided, however, that payments of such taxes by the Company and its Subsidiaries may be made only in the manner and to the extent contemplated by Section 6.10.5.

         6.8. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

                   6.8.1. Liens on the Credit Security that secure the Credit Obligations.

                   6.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

                   6.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with
         Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

                   6.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6 but only to the extent that such Liens are junior to the Liens on the Credit Security granted to secure the Credit Obligations.

                   6.8.5. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                   6.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements and reservations of mineral rights, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises, (e) restrictions on transfers or assignment of leases and (f) minor title irregularities, in all such cases that do not in the aggregate materially detract from the value of the Towers taken as a whole and that do not result, or create a reasonable risk of resulting, in a Material Adverse Change.

                   6.8.7. Restrictions under federal and state securities laws on the transfer of securities.

                   6.8.8. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.8.8 shall not exceed the amount permitted by Section 6.6.7.

                   6.8.9. Liens as in effect on the date hereof described in Exhibit 7.3 and securing Indebtedness permitted by Section 6.6.13.

         6.9. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

                   6.9.1. Investments of the Company and its Subsidiaries in (a) Wholly Owned Subsidiaries which are Guarantors as of the date hereof and (b) Persons that have become Wholly Owned Subsidiaries and Guarantors after the date hereof in accordance with Section 6.9.6; provided, however, that no such Investment shall involve the transfer by the Company of any material assets other than cash.

                   6.9.2. Intercompany loans and advances from any Wholly Owned Subsidiary to the Company or any other Wholly Owned Subsidiary of the Company, but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management.

                   6.9.3.      Investments in Cash Equivalents.

                   6.9.4.      Guarantees permitted by Section 6.7.

                   6.9.5. The acquisition on the Initial Closing Date contemplated by the Prime Acquisition Agreement.

                   6.9.6. So long as immediately before and after giving effect thereto no Default exists, Investments of the Company and its Wholly Owned Subsidiaries consisting of the acquisition of Towers and at least 80% of the equity of Tower Companies; provided, however, that
         (a) at least 15 Banking Days (seven Banking Days in the case of acquisitions or series of related acquisitions with a cost to the Company and its Subsidiaries less than $1,000,000) prior to any such acquisition, the Lenders shall receive computations provided by a Financial Officer demonstrating pro forma compliance with the Computation Covenants after giving effect to such acquisition and, in the case of any acquisition (or series of related acquisitions) involving consideration exceeding $1,000,000 by the Company and its Subsidiaries, the due diligence materials required by Section 6.4.4,
         (b) the Company shall take all necessary action to cause any such newly acquired Tower Company to become a Guarantor and to perfect the Lenders' security interests in the newly acquired Towers and Designated Real Properties, and (c) in the case of any acquisition (or series of related acquisitions) involving consideration exceeding $5,000,000 by the Company and its Subsidiaries, the Required Lenders shall have provided their prior written consent.

         6.10. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

                   6.10.1. So long as immediately before and after giving effect thereto no Default exists, Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company and the Company and its Subsidiaries may make Investments permitted by Sections 6.9.1 and 6.9.2.

                   6.10.2. So long as immediately before and after giving effect thereto no Default exists, the Company may pay management fees to (a) Summit Capital, Inc. in accordance with the Summit Capital, Inc. Management Agreement listed on Exhibit 7.2.2 and (b) Max Bowen in accordance with the Max Bowen Consulting Agreement listed on
         Exhibit 7.2.2.

                   6.10.3. To the extent permitted by the applicable Subordination Agreement, the Company may (a) make regularly scheduled, mandatory payments of interest with respect to the Bowen Subordinated Debt, the Prime Subordinated Debt and any other Subordinated Debt, (b) permanently reduce the Bowen Subordinated Debt by selling to Max Bowen (or an entity controlled by him) Tower assets as permitted by Section
         6.11.6. and (c) pay in full on the Initial Closing Date the BancOne subordinated notes listed in Exhibit 7.2.2, including any applicable prepayment penalties.

                   6.10.4. So long as no Default exists and, after giving effect to the proposed repurchase, no Default (determined on a pro forma basis) would exist, the Parent may redeem warrants or common stock owned by Banc One and put to the Parent in accordance with section 4.3 of the Banc One Warrant Purchase Agreement listed in
         Exhibit 7.2.2.

                   6.10.5. So long as immediately before and after giving effect thereto no Default exists, the Company may pay Distributions to the Parent solely in an amount, and at the times, necessary (a) to pay the portion of income taxes of the Parent and its Subsidiaries reasonably allocable to the Company and its Subsidiaries and (b) to redeem warrants owned by Banc One and put to the Parent in accordance with section 4.3 of the Banc One Warrant Purchase Agreement listed on
         Exhibit 7.2.2.

                   6.10.6. Distributions by the Company to ATC Holdings to the extent necessary to consummate the Prime Acquisition on the Initial Closing Date.

         6.11. Asset Dispositions and Mergers. Neither the Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

                   6.11.1. The Company and any of its Subsidiaries may sell or otherwise dispose of (a) inventory and Cash Equivalents in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business within 12 months by other tangible assets of equal or greater value and (c) tangible assets (other than Towers) that are no longer used or useful in the business of the Company or such Subsidiary.

                   6.11.2. Any Wholly Owned Subsidiary of the Company may merge or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

                   6.11.3.      Mergers constituting Investments permitted by
         Section 6.9.6.

                   6.11.4. Licensing of products and intangible assets for fair value in the ordinary course of business.

                   6.11.5. So long as immediately before and after giving effect thereto no Default exists and the Net Asset Sale Proceeds thereof are applied to repay the Loan as required by Section 4.3.3, the Company and its Subsidiaries may sell for fair value assets during any fiscal year contributing not more than 5% of Consolidated Revenues for the Company's most recently completed fiscal year; provided, however, that the sum of the foregoing percentages of Consolidated Revenues for all assets sold pursuant to this Section 6.11.5 since the date hereof shall not exceed 15%.

                   6.11.6. So long as immediately before and after giving effect thereto no Default exists, the Company may sell for fair value to Max Bowen (or an entity controlled by him) Tower assets constituting not more than 71 Towers acquired in the Prime Acquisition so long as (a) such Tower assets have not contributed (and would not be expected to have contributed on a pro forma basis) $225,000 or more of the annual Consolidated Revenues of the Company and its Subsidiaries and (b) the Bowen Subordinated Debt is permanently reduced as required by Section 6.10.3.

                   6.11.7. So long as immediately before and after giving effect thereto no Default exists, the Company and its Subsidiaries may enter into sale and leaseback transactions with respect to the real property underlying Towers (but not with respect to the Towers themselves) in an aggregate amount not exceeding $200,000.

         6.12.     Issuance of Stock by Subsidiaries; Subsidiary Distributions.

                   6.12.1. Issuance of Stock by Subsidiaries. No Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than (a) the Company or any Wholly Owned Subsidiary of the Company, which shares shall have been pledged to the Managing Agent as part of the Credit Security to the extent required by the Guarantee and Security Agreement and (b) directors of Subsidiaries as qualifying shares to the extent required by Legal Requirements.

                   6.12.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and the Credit Documents, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

         6.13. Voluntary Prepayments of Other Indebtedness. Neither the Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations); provided, however, that the Company may make the payments of Subordinated Debt permitted by Section 6.10.3.

         6.14. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

         6.15. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

                   6.15.1.      This Agreement and the other Credit Documents.

                   6.15.2. Covenants in documents creating Liens permitted by Section 6.8 prohibiting further Liens on the assets encumbered thereby.

         6.16. ERISA, etc. Each of the Company and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $500,000. The Company and its Subsidiaries shall not withdraw, and shall cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.

         6.17. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

         6.18. Interest Rate Protection. Upon the earlier of (a) the date the LIBOR Basic Rate for a six-month LIBOR Interest Period first exceeds the sum of 0.50% plus such LIBOR

Basic Rate on the Initial Closing Date or (b) the date 180 days after the Initial Closing Date, the Company shall obtain and thereafter keep in effect one or more Interest Rate Protection Agreements conforming to International Securities Dealers Association standards, each in form and substance reasonably satisfactory to the Managing Agent, so that for a period of at least two years at least half of all outstanding Financing Debt of the Company and its Subsidiaries is either at fixed interest rates or covered by Interest Rate Protection Agreements.

         6.19.     Environmental Laws.

                   6.19.1. Compliance with Law and Permits. Each of the Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

                   6.19.2. Notice of Claims, etc. Each of the Company and its Subsidiaries shall immediately notify the Managing Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Managing Agent any actions and proceedings relating to compliance with Environmental Laws.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Company hereunder, each of the Company and the Guarantors jointly and severally represents and warrants as follows:

         7.1.      Organization and Business.

                   7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Managing Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company keeps tangible personal property.

                   7.1.2. Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations (in the case of the Company, incur the Credit Obligations), (c) grant the Lenders the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Company have been previously delivered to the Managing Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of organization of each Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary keeps tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Subsidiary.

                   7.1.3. Qualification. Each of the Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a reasonable risk of resulting, in any Material Adverse Change.

                   7.1.4. Capitalization. No options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

         7.2.      Financial Statements and Other Information; Material
         Agreements.

                   7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the following:

                   (a) The audited Consolidated and unaudited Consolidating balance sheets of the Company and its Subsidiaries as at December 31 in each of 1995 and 1994 and the audited Consolidated and unaudited Consolidating statements of income and the audited Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

                   (b) The unaudited Consolidated and Consolidating balance sheets of the Company and its Subsidiaries as at June 30, 1996 and the unaudited Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended.

                   (c) The seven-year financial and operational projections for the Company and its Subsidiaries dated October 10, 1996.

                   (d) American Tower Corporation Offering Memorandum dated August 1996.

                   The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its Subsidiaries on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. The unaudited Consolidating financial statements referred to in clause (a) above and the unaudited Consolidated and Consolidating financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in clauses
         (a) or (b) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto.

                   In the Company's judgment, the financial and operational projections referred to in clause (c) above constitute a reasonable basis as of the Initial Closing Date for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur.

                   The offering memorandum described in clause (d) above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

                   7.2.2. Material Agreements. The Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (the "Material Agreements").

         7.3.      Agreements Relating to Financing Debt, Investments, etc.
Exhibit 7.3, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth (a) the amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt, (c) all agreements which directly or indirectly require the Company or any Subsidiary to make any Investment, and (d) all trademarks, tradenames, service marks, service names and patents registered with the federal Patent and Trademark Office (or with respect to which applications for such registration have been filed). The Company has furnished the Lenders with correct and complete copies of any agreements described in clauses (a) through (d) above requested by the Required Lenders.

         7.4. Changes in Condition. Since December 31, 1995 no Material Adverse Change has occurred and between December 31, 1995 and the date hereof, neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements.

         7.5. Title to Assets. The Company and its Subsidiaries have good and marketable title to all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.8 and except for assets disposed of as permitted by Section 6.11.

         7.6. Operations in Conformity With Law, etc. The operations of the Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a reasonable risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

         7.7. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company or any Guarantor, threatened which involves any reasonable risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a reasonable risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any of its Subsidiaries which has resulted, or creates a reasonable risk of resulting, in any Material Adverse Change.

         7.8. Authorization and Enforceability. Each of the Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

         7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction (other than the Prime Acquisition) referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof (other than the consummation of the Prime Acquisition) or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document (other than the Prime Acquisition Agreement), has constituted or resulted in or will constitute or result in:

                   (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

                   (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

                   (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

                   (d) any redemption, retirement or other repurchase obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Managing Agent's security interest in the Credit Security).

         7.10. Defaults. Neither the Company nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a reasonable risk of resulting, in any Material Adverse Change. Neither the Company nor any of its Subsidiaries has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or create a reasonable risk of resulting, in any Material Adverse Change.

         7.11. Licenses, etc. The Company and its Subsidiaries have all FCC licenses, patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a reasonable risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Company and its Subsidiaries thereunder so as to result, or to create a reasonable risk of resulting, in any Material Adverse Change. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a reasonable risk of resulting, in any Material Adverse Change.

         7.12. Tax Returns. Each of the Company and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Company and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Neither the Company nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

         7.13.     Certain Business Representations.

                   7.13.1. Labor Relations. No dispute or controversy between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. The Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a reasonable risk of resulting, in a Material Adverse Change and (b) the payment of wages.

                   7.13.2. Antitrust. Each of the Company and its Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

                   7.13.3. Tower Sites. Each of the Towers is constructed so as to be capable of being moved from its present location and except to the extent recordation of any renewal, extension, amendment, assignment or other instrument in connection with any lease of real property in the State of Louisiana in the applicable public records may be required in order to permit removal of a Tower, the Company and its Subsidiaries have the right to remove the Towers from their present locations. None of the Towers located on Designated Real Property shall be removed from their locations without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, unless (a) such removal is in the ordinary course of business, (b) such actions and making such filings of record as may be necessary to continue the first priority perfected Lien of the Lenders therein have been taken and (c) the Managing Agent has received Estoppel and Consent Letters relating to the new locations.

                   7.13.4. Real Property Leases. The present and contemplated use of the Real Property is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Change. Each Lease is in full force and effect, the Company or one of its Subsidiaries has all rights of lessee thereunder, there has been no default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been asserted with respect thereto where such default would result, or create a reasonable risk of resulting, in a Material Adverse Change.

                   7.13.5. Operation and Maintenance of Equipment. To the best of the Company's knowledge, no Person owning or operating any equipment necessary for the operation of the business of the Company and its Subsidiaries has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of the Company and its Subsidiaries to use the same or which could result in any material liability of the Company and its Subsidiaries for damages in connection therewith. All of the equipment and other tangible personal property which will be owned by the Company and its Subsidiaries and used in connection with the business of the Company and its Subsidiaries upon the Initial Closing Date is in good operating condition and repair, reasonable wear and tear in the ordinary course of business excepted, and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations. To the Company's knowledge, all of the Towers owned by the Company and its Subsidiaries are in good operating condition and repair and have been used, operated and maintained in compliance in all material respects with all applicable laws, rules and regulations.

                   7.13.6. FCC and FAA Matters. No FCC licenses or permits are necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted and proposed to be conducted, and the Company and its Subsidiaries are not subject to FCC regulation. The Company (a) has duly and timely filed all material reports and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act or any other applicable law, rule or regulation of any governmental authority, including the FAA, the nonfiling of which would not result, or be materially likely to result, in a Material Change, and (b) is in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FAA, to the extent the noncompliance with which would not result, or not be materially likely to result, in a Material Adverse Change. All information provided by or on behalf of the Company or any Affiliate in any material filing, if any, with the FCC relating to the business of the Company and its Subsidiaries was, to the knowledge of such Person at the time of filing, true, complete and correct in all material respects when made, and the FCC has been notified of any substantial or significant changes in such information as may be required in accordance with applicable laws, rules and regulations.

         7.14.     Environmental Regulations.

                   7.14.1. Environmental Compliance. Each of the Company and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a reasonable risk of resulting, in a Material Adverse Change.

                   7.14.2. Environmental Litigation. No suit, claim, action or proceeding of which the Company or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Company's or any of its Subsidiaries knowledge, threatened by any Person (nor to the Company's or any of its Subsidiaries' knowledge, does any factual basis exist therefor) for, and neither the Company nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

                   (a) noncompliance by the Company or any of its Subsidiaries with any Environmental Law;

                   (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Company or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

                   (c) the release into the environment by the Company or any of its Subsidiaries of any Hazardous Material generated by the Company or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

                   7.14.3. Hazardous Material. Any waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company or any of its Subsidiaries have delivered Hazardous Material, or to the Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and does not create a reasonable risk of resulting, in a Material Adverse Change.

                   7.14.4. Environmental Condition of Properties. None of the properties owned or leased by the Company or any of its Subsidiaries has been used as a treatment, storage or disposal site, other than as disclosed in Exhibit 7.14. No Hazardous Material is present in any real property currently or formerly owned or operated by the Company or any of its Subsidiaries except that which has not resulted, and does not create a reasonable risk of resulting, in a Material Adverse Change.

         7.15. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.15. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the best knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

         7.16. Prime Acquisition Agreement, etc. The Prime Acquisition Agreement is a valid and binding contract as to ATC Holdings and, to the best of the Company's knowledge, as to the Prime Holders. ATC Holdings is not in default in any material respect of its obligations under the Prime Acquisition Agreement and, to the best of the Company's knowledge, the Prime Holders are not in default in any material respect of any of their obligations thereunder. The representations and warranties of the ATC Holdings set forth in the Prime Acquisition Agreement are true and correct in all material respect as of the date hereof with the same force and effect as though made on and as of the date hereof. To the Company's knowledge all of the representations and warranties of the Prime Holders set forth in the Prime Acquisition Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof.

         7.17.     Foreign Trade Regulations; Government Regulation; Margin
Stock.

                   7.17.1. Foreign Trade Regulations. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making by the Company of any borrowings hereunder, nor the guaranteeing of the Credit Obligations by any Guarantor, nor the securing of the Credit Obligations with the Credit Security, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

                   7.17.2. Government Regulation. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

                   7.17.3. Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock.

         7.18. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any of its Subsidiaries which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or creates a reasonable risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

8.       Defaults.

         8.1. Events of Default. The following events are referred to as "Events of Default":

                   8.1.1. Payment. The Company shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three days, or (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three days after demand therefor by such Letter of Credit Issuer or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                   8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of
         Section 6.4.6 or Sections 6.5 through 6.19.

                   8.1.3. Other Covenants. The Company, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Managing Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

                   8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Managing Agent in, pursuant to or in connection with this Agreement or any other Credit Document, including any financial statements, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be materially false on the date as of which it was made.

                   8.1.5.      Cross Default, etc.

                   (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $1,000,000;

                   (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Financing Debt;

                   (c) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

                   (d) any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

                   (e) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof or put or repurchase rights against any Obligor with respect to such Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

                   8.1.6. Ownership; Liquidation; etc. Except as permitted by Section 6.11:

                   (a) the Company shall cease to own, directly or indirectly, all the capital stock of its Subsidiaries, except to the extent permitted by Section 6.12.1; or

                   (b) the Parent shall cease to own at least 80% of all the outstanding capital stock and of the outstanding capital stock entitled to vote generally in ATC Holdings and ATC Holdings shall cease to own all the capital stock of the Company; or

                   (c) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, other than Summit Capital,

         Inc., shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 50% or more of either the voting stock or total equity capital of the Parent; or

                   (d) the Parent, ATC Holdings, the Company, any of the Company's Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

                   8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

                   8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $750,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a reasonable risk of resulting, in a Material Adverse Change and in either case if, (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

                   8.1.9. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

                   8.1.10. Bankruptcy, etc. The Company, any of its Subsidiaries or any other Obligor shall:

                   (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                   (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                   (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                   (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent,
         (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                   (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

                   8.2.1. Terminate Obligation to Extend Credit. The Managing Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Managing Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company.

                   8.2.2. Specific Performance; Exercise of Rights. The Managing Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Managing Agent shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

                   8.2.3. Acceleration. The Managing Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Managing Agent shall) by notice in writing to the Company (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and (b) require the Company immediately to deposit with the Managing Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.5), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

                   8.2.4. Enforcement of Payment; Credit Security; Setoff. The Managing Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Managing Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof and, in cooperation with the Collateral Agent, to realize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                   8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

         8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Managing Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Managing Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

                   (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                   (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

                   (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

                   (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.       Expenses; Indemnity.

         9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

                   (a) all reasonable expenses of the Agents (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agents) in connection with the preparation and duplication of this Agreement and each other Credit Document, examinations by, and reports of, any Agent's commercial financial examiners, fixed asset appraisers and environmental consultants, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

                   (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

                   (c) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

         9.2. General Indemnity. The Company shall indemnify the Lenders and the Managing Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.4. In addition, the Company shall indemnify each Lender, each Agent, each of the Lenders' or any Agent's directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls any Lender or any Agent (each Lender, each Agent and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with
(a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to (i) litigation commenced by the Company against the Lenders or any Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or such Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or such Agent's gross negligence or willful misconduct and (ii) indirect or consequential damages incurred by any Indemnified Party.

         9.3. Indemnity With Respect to Letters of Credit. The Company shall indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Managing Agent, any other Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses result from gross negligence or willful misconduct on the part of the Managing Agent or any other Letter of Credit Issuer.

10.      Operations; Managing Agent.

         10.1. Interests in Credits. The Percentage Interest of each Lender in the Loan and Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect.

The current Percentage Interests are set forth in Exhibit 10.1, which may be updated by the Managing Agent from time to time to conform to the Register.

         10.2. Agents' Authority to Act, etc. Each of the Lenders appoints and authorizes (a) Bank of Boston to act for the Lenders as the Managing Agent and (b) Wells Fargo to act for the Lenders as the Collateral Agent, in each case in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein and therein. In acting hereunder, each Agent is acting for its own account to the extent of its Percentage Interest and for the account of each other Lender to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by an Agent.

         10.3. Company to Pay Managing Agent, etc. The Company and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations to the Managing Agent, in relying upon consents, modifications and amendments executed by the Managing Agent purportedly on the Lenders' behalf, and in dealing with the Managing Agent as herein provided. The Managing Agent may charge the accounts of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document.

         10.4.     Lender Operations for Advances, Letters of Credit, etc.

                   10.4.1. Advances. On each Closing Date, each Lender shall advance to the Managing Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Managing Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Managing Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Managing Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Managing Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Managing Agent shall be under no obligation to make any such advance.

                   10.4.2. Letters of Credit. Each of the Lenders authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.3 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Company. The Letter of Credit Issuer will notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Company.

                   10.4.3. Managing Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Company and the Guarantors to the Managing Agent in immediately available funds. The share of each Lender shall be credited to such Lender by the Managing Agent in immediately available funds in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

                   10.4.4. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Managing Agent pursuant to Section 10.4.1 for the Percentage Interest of such lender (a "Delinquent Lender") in any credit advanced by the Managing Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Managing Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Managing Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Managing Agent on account of the Delinquent Payment (to the extent not paid by any Obligor as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Managing Agent, the Company will pay to the Managing Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Managing Agent all interest, commitment fees and other payments made by the Company under
         Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Company under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Managing Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under
         Section 2. The foregoing provisions shall be in addition to any other remedies the Managing Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

         10.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 10.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 10.5. The provisions of this
Section 10.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

         10.6. Amendments, Consents, Waivers, etc. Except as otherwise set forth herein, the Managing Agent may (and upon the written request of the Required Lenders the Managing Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than an Interest Rate Protection Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

                   (a) Except as provided below, without the written consent of the Lenders owning at least two thirds of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than an Interest Rate Protection Agreement) shall be made.

                   (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                             (i) No reduction shall be made in (A) the amount of principal of the Loan or reimbursement obligations for payments made under Letters of Credit, (B) the interest rate on the Loan (other than amendments and waivers that modify defined terms used in calculating the Applicable Margin or that waive an increase in the Applicable Rate as a result of an Event of Default) or (C) the Letter of Credit fees or commitment fees with respect to the credit facility provided herein.

                             (ii) No change shall be made in the stated, scheduled time of payment of all or any portion of the Loan (other than amendments and waivers that modify defined terms used in calculating Consolidated Excess Cash Flow) or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to all of the Lenders and no waiver shall be made of any Default under Section 8.1.1.

                             (iii)    No increase shall be made in the
                   amount, or extension of the term, of the stated Commitments beyond that provided for under Section 2.

                             (iv)     No alteration shall be made of the
                   Lenders' rights of set-off contained in Section 8.2.4.

                             (v) No release of any Credit Security or of any Guarantor shall be made (except that the Collateral Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by Section
                   6.11 and may release all Credit Security pursuant to Section 16 upon payment in full of the Credit Obligations and termination of the Commitments without the written consent of the Lenders).

                             (vi)      No amendment to or modification of this
                   Section 10.6(b) shall be made.

         10.7. Agent's Resignation. Either Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent satisfactory to the Company. If no successor Managing Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Managing Agent's giving of such notice of resignation, then the retiring Managing Agent may with the consent of the Company, which shall not be unreasonably withheld, appoint a successor Managing Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Managing Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a
successor Managing Agent satisfactory to the Company.   Upon the resignation or
removal of the Collateral Agent, the Managing Agent shall act as Collateral Agent. Upon the appointment of a new Managing Agent or Collateral Agent hereunder, the term "Managing Agent" and "Collateral Agent", as the case may be, shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         10.8.     Concerning the Agents.

                   10.8.1. Action in Good Faith, etc. Each Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to such Agent by the required holders of Credit Obligations as provided in this Agreement.

                   10.8.2. No Implied Duties, etc. Each Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agents shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, any Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 10.11. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agents do not have a fiduciary relationship to it under the Credit Documents. Each of the Company and its Subsidiaries party hereto confirms that neither Agent nor any other Lender has a fiduciary relationship to it under the Credit Documents.

                   10.8.3. Validity, etc. The Agents shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in the Credit Security, (e) for the specification or failure to specify any particular assets to be included in the Credit Security, or (f) unless the Collateral Agent shall have failed to comply with Section 10.8.1, for the perfection of the security interests in the Credit Security.

                   10.8.4. Compliance. The Agents shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agents shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

                   10.8.5. Employment of Agents and Counsel. The Agents may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Company or any other Obligor for the default or misconduct of any such Managing Agents or attorneys-in-fact selected by the Agent acting in good faith. The Agents shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and their duties hereunder or under any other Credit Document.

                   10.8.6. Reliance on Documents and Counsel. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agents to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

                   10.8.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agents, in the amount of such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Company or the Guarantors (without limiting the obligation of the Company or the Guarantors to make such reimbursement): (a) for which any Agent is entitled to reimbursement by the Company or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agents on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided, however, that the Agents shall not be reimbursed for any such expenses arising as a result of their gross negligence or willful misconduct.

         10.9. Rights as a Lender. With respect to any credit extended by it hereunder, Bank of Boston and Wells Fargo shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not an Agent, and unless the context otherwise specifies, Bank of Boston and Wells Fargo shall be treated in its individual capacity as though it were not an Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Bank of Boston and Wells Fargo shall be included in any computations of Percentage Interests.
Bank of Boston and Wells Fargo and their respective Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if Bank of Boston and Wells Fargo were not Agents and without any duty to account therefor to the other Lenders.

         10.10. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agents, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agents that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by such Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agents under this Agreement or any other Credit Document, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.11. Indemnification. The holders of the Credit Obligations shall indemnify the Agents and their respective officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agents or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agents in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agents with gross negligence or willful misconduct.

11. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the other Obligors, the Managing Agent, the Collateral Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by Section 6.11, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this
Section 11.

         11.1.     Assignments by Lenders.

                   11.1.1. Assignees and Assignment Procedures. Each Lender may (a) without the consent of the Managing Agent or the Company if the proposed assignee is already a Lender hereunder or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Lender is a Subsidiary, or (b) otherwise with the consents of the Managing Agent and (so long as no Event of Default exists) the Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which need not be pro rata between the Loan and the Letter of Credit Exposure, of its Commitment, the portion of the Loan and Letter of Credit Exposure at the time owing to it and the Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:

                             (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee other than another Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Managing Agent) shall be not less than $5,000,000 and in increments of $1,000,000; and

                             (ii) the parties to each such assignment shall execute and deliver to the Managing Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 11.1.1, together with the Note subject to such assignment and a processing and recordation fee of $3,500 payable to the Managing Agent by the assigning Lender or the Assignee.

         Upon acceptance and recording pursuant to Section 11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Managing Agent):

                   (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

                   (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.5 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

                   11.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

                   (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                   (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                   (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                   (d) such Assignee will independently and without reliance upon the Managing Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                   (e) such Assignee appoints and authorizes the Managing Agent to take such action as Managing Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                   (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

                   11.1.3. Register. The Managing Agent shall maintain at the Boston Office a register (the "Register") for the recordation of
         (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 11.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 10.1 and (c) the amount of the Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the

         Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   11.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in
         Section 11.1.1, the Managing Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Managing Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

                   11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

                   11.1.6. Further Assurances. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

         11.2. Credit Participants. Each Lender may, without the consent of the Company or the Managing Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:

                   (a) such Lender's obligations under this Agreement shall remain unchanged;

                   (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                   (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4,
         3.5 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                   (d) the Company, the Managing Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Company relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 10.6).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 10.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

         11.3. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

                   (a) fails to perform its obligations to fund any portion of the Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents, or fails to provide its portion of any Eurodollar Pricing Option pursuant to Section 3.2.1 or on account of a Legal Requirement as contemplated by Section 3.2.5;

                   (b) demands payment under the provisions of Section 3.5 in an amount the Company deems materially in excess of the amounts with respect thereto demanded by the other Lenders;

                   (c) refuses to consent to a proposed extension of the Final Maturity Date that is consented to by the other Lenders; or

                   (d) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 10.6(b) that is consented to by the other Lenders;

then, so long as no Event of Default exists, the Company shall have the right to seek a replacement lender which is reasonably satisfactory to the Managing Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the

         Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Lender). No assignment fee pursuant to Section 11.1.1(ii) shall be required in connection with such assignment. Such assignment by the Affected Lender shall be deemed an early termination of any Eurodollar Pricing Option to the extent of the Affected Lender's portion thereof, and the Company will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Company, the Managing Agent and the Affected Lender shall make appropriate arrangements so that a new Revolving Note is issued to the Replacement Lender if it has acquired a portion of the Revolving Loan. The Company and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 11.3, the Company shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

12. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

                   (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 12 with respect to such information;

                   (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

                   (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 12 with respect to such information;

                   (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

                   (e) with the prior written consent of the Company, to any other Person.

13. Foreign Lenders. If any Lender is not incorporated or organized under the laws of the United States of America or a state thereof, such Lender shall deliver to the Company and the Managing Agent the following:

                   (a) Two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement, the Notes and reimbursement obligations under Letters of Credit payable to it, without deduction or withholding of any United States federal income taxes; and

                   (b) A duly completed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

         Each such Lender that delivers to the Company and the Managing Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to this Section 13 further undertakes to deliver to the Company and the Managing Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Managing Agent. Such Forms 1001 or 4224 shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. The foregoing documents need not be delivered in the event any change in treaty, law or regulation or official interpretation thereof has occurred which renders all such forms inapplicable or which would prevent such Lender from delivering any such form with respect to it, or such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Until such time as the Company and the Managing Agent have received such forms indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company shall withhold taxes from such payments at the applicable statutory rate without regard to Section 3.5.

14. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Sections 6.4.1 and 6.4.2), to the attention of the chief financial officer.

         If to any Lender or any Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Managing Agent.

15. Course of Dealing; Amendments and Waivers. No course of dealing between any Lender or the Managing Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Managing Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and the Guarantors acknowledges that if the Lenders or the Managing Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Company or any other Obligor, the Lenders and the Managing Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender or the Managing Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Managing Agent or the Required Lenders.

16. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Managing Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Managing Agent and the Collateral Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit

Security then in its possession; provided, however, that Sections 3.2.4, 3.5, 9, 10.8.7, 10.11, 12, 16 and 19 shall survive the termination of this Agreement.

17.      Venue; Service of Process.  Each of the Company and the other Obligors:

                   (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

                   (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Company and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 14 is reasonably calculated to give actual notice.

18.      Maximum Interest.

         18.1. No Interest in Excess of Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Credit Documents or in any of the documents securing or guarantying payment hereof or otherwise relating hereto, or in any communication or writing by the Managing Agent, the Lenders, or any of them, or any other Person, relating to the Loan, whether now or hereafter arising, in no event or contingency shall this Agreement or such instruments or documents, communications or writings permit or require the payment of any sums which constitute interest under applicable law, or permit or require the charging, taking, reserving or receiving by the Managing Agent, the Lenders, or any of them, or any other Person, of any sums which constitute interest under applicable law, in excess of the maximum amount permitted by such law. If any excess interest otherwise would be deemed to be contracted for, charged, taken, reserved or received under this Agreement, the Notes, the other Credit Documents or under the terms of any of the documents, communications or writing by the Agent, the Lenders or any of them, or any other Person, securing payment thereof or otherwise relating thereto, or in the event the maturity of the Notes is accelerated in whole or in part, or in the event all or part of the principal or interest on the Notes shall be prepaid, then it is agreed as follows: (i) any excess or unearned interest contracted for, charged, taken, reserved, or received, shall be deemed a mistake and canceled automatically, without the necessity of any other communication or writing by the Agent, the Lenders, or any of them, or any other Person, (ii) any excess or unearned interest which is paid shall be credited to the unpaid principal amount hereof or, to the extent the unpaid principal amount hereof shall have been or would be paid in full, refunded to the Company or the other Obligors, as the case may be, at the holder's option and (iii) this Agreement, the Notes, the other Credit Documents or document securing payment thereof or otherwise relating thereto, communication or writing, as the case may be, shall be reformed automatically to permit only the payment, charging, taking, reserving or receiving of accrued unpaid interest at the maximum lawful rate. Without limiting the foregoing, in determining the maximum amount of lawful interest under this Agreement, the Notes, the other Credit Documents or under such other documents or instruments which are made for the purpose of determining such rate, all interest at any time contracted for, charged, taken, reserved or received from the Company, the other Obligors or otherwise by the holder or holders thereof in connection with the Notes, the other Credit Documents or this Agreement, shall be amortized, prorated, allocated and spread, to the full extent permitted by applicable law, during the period of the full term of the Loan, taking into account all renewal and extension periods.

         18.2. Incorporation by Reference. The provisions set forth in this Section 18 shall be deemed to be incorporated into each of the documents executed in connection with this Agreement, the Notes, the other Credit Documents or under the terms of any of the documents securing payment thereof or otherwise relating thereto, and in every communication and writing relating to this Agreement, the Notes, the other Credit Documents or under the terms of any of the documents securing payment thereof or otherwise relating thereto, now or hereafter arising, whether or not the same expressly references the preceding paragraph, and may and all figures set forth therein shall, for the purpose of determining the extent of the indebtedness set forth or asserted therein, or otherwise contracted for, charged, taken, reserved or received, as applicable, be recomputed automatically by the Company or the other Obligors, or by any court with proper jurisdiction considering the same, or both, as necessary to give effect to the adjustments and credits required and agreed upon therein and the other agreements set forth therein, without the necessity of any other communication or writing.

         18.3. Changes in Usury Laws. If the applicable state or federal usury law is amended after the date hereof to permit a greater rate of interest to be contracted for, charged, taken, reserved or received under this Agreement, the Notes, the other Credit Documents or under the terms of any of the documents securing payment thereof otherwise relating thereto, than is permitted under applicable state or federal law as of the date hereof, then the maximum lawful rate of interest applicable to this Agreement, the Notes, the other Credit Documents or under the terms of any of the documents securing payment thereof otherwise relating thereto, shall be increased to the maximum rate of interest allowed by such subsequent law or amendment, to be effective as of the effective date of such law or amendment, and such additional charges that may become owing by reason of such increase shall be payable on demand.

19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENTS AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENTS, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Managing Agent that the provisions of this
Section 19 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 19 with its counsel. Any Lender, any Agent, the Company or any other Obligor may file an original counterpart or a copy of this Section 19 with any court as written evidence of the consent of the Company, the other Obligors, such Agent and the Lenders to the waiver of their rights to trial by jury.

20. DTPA WAIVER. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW FROM TIME TO TIME IN EFFECT, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (TEXAS BUSINESS AND COMMERCE CODE, CHAPTER 17, SECTIONS 17.41-17.63).

21. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.



                                           ATC TOWER CORP.
                                           GRITZ TOWER MAINTENANCE COMPANY
                                           WESTARK TOWERS, INCORPORATED


                                           By   /s/ Marty L. Jimmerson
                                                --------------------------------
                                                As Vice President of each of the
                                                foregoing corporations


                                           ATC-PRIME I, L.L.C.
                                           ATC-PRIME II, L.L.C.


                                           By   /s/ Fred R. Lummis
                                                --------------------------------
                                                As President of each of the
                                                foregoing companies


                                           THE FIRST NATIONAL BANK OF BOSTON


                                           By   /s/ Reginald T. Dawson
                                                --------------------------------
                                                Title:  Director

                                           The First National Bank of Boston
                                                Media and Communications
                                                Division
                                                100 Federal Street
                                                Boston, Massachusetts 02110
                                                Telecopy: (617) 434-3401
                                                Telex:  940581

                                                WELLS FARGO BANK (TEXAS)
                                                NATIONAL ASSOCIATION


                                           By   /s/ Mitchell Schulman
                                                --------------------------------
                                                Title:  Vice President

                                                Wells Fargo Bank (Texas)
                                                National Association
                                                1000 Louisiana Street
                                                Houston, Texas 77002
                                                Telecopy:  (713) 599-8752